Exhibit 99.2

LifeStorage, LP

Consolidated Financial Statements
Three Months Ended March 31, 2016
(unaudited)

LifeStorage, LP

Consolidated Financial Statements

Three Months Ended March 31, 2016 (unaudited)

LifeStorage, LP

Contents

Consolidated Financial Statements

Consolidated balance sheets	5

Consolidated statements of operations	6

Consolidated statements of cash flows	7 - 8

Condensed notes to consolidated financial statements	9 - 30

Consolidated Financial Statements

LifeStorage, LP

Consolidated Balance Sheets

	March 31, 2016 (Unaudited)	December 31, 2015

Assets

Real estate, net	$628,076,007	$570,679,958
Cash and cash equivalents	62,623,464	21,030,538
Restricted cash	4,889,296	4,327,683
Accounts receivable, net of allowance of doubtful accounts	1,130,361	1,074,932
Accounts receivable from related parties	224,636	201,768
Intangible assets, net of accumulated amortization	8,681,153	7,625,600
Prepaids and other assets	4,109,076	4,114,089

Total Assets	$709,733,993	$609,054,568

Liabilities and Partners’ Equity
Mortgage notes payable, net of debt discount	$320,462,617	$326,772,335
Acquisition credit facility, net of debt discount	91,302,903	50,508,964
Unsecured promissory notes to related parties	1,100,000	4,100,000
Unsecured note payable and accrued interest	51,249,367	1,230,953
Above market debt, net of accumulated amortization	1,465,636	1,628,702
Accounts payable and accrued expenses	6,478,106	7,108,291
Accounts payable and accrued expenses to related parties	450,039	1,407,974
Distributions payable	1,021,367	884,045
Property tax obligation liability	28,359,589	29,097,151
Other liabilities	2,002,676	1,905,748

Total Liabilities	503,892,300	424,644,163

Commitments and Contingencies (Note 12)

Redeemable non-controlling interest - Series C; 7,000,000 units outstanding as of March 31, 2016 and December 31, 2015	37,800,000	37,800,000
Redeemable non-controlling interest - Series E; 1,068,203 units outstanding as of March 31, 2016 and December 31, 2015	5,875,117	5,875,117
Redeemable common units; 6,849,316 units outstanding as of March 31, 2016 and December 31, 2015	25,000,003	25,000,003

Partners’ Equity
T1 and T2 warrants	4,140,000	12,344,091
Partners’ equity - general partner	—	—
Partners’ equity - limited partners	133,026,573	103,391,194

Total Partners’ Equity	137,166,573	115,735,285

Total Liabilities and Partners’ Equity	$709,733,993	$609,054,568

See accompanying condensed notes to the consolidated financial statements.

5

LifeStorage, LP

Consolidated Statements of Operations (Unaudited)

Three Months Ended March 31,	2016	2015

Revenues
Rental income	$17,827,634	$13,201,345
Other property related income	1,978,668	1,308,129
Property management fee income	133,095	132,513

Total Revenues	19,939,397	14,641,987

Expenses
Self-storage cost of operations	7,129,757	5,138,924
General and administrative	3,610,731	2,929,444
Acquisition related costs	441,999	1,057,927
Advisory fees	655,389	528,289
Depreciation and amortization	6,857,477	5,895,557

Total Operating Expenses	18,695,353	15,550,141

Net Operating Income (Loss)	1,244,044	(908,154)

Other Revenues (Expenses)

Gain (loss) on remeasurement of property tax obligation	737,562	(330,167)
Loss on remeasurement of warrant liability	—	(4,513,500)
Interest income	291	265
Interest expense	(4,231,168)	(3,100,036)

Total Other Expenses	(3,493,315)	(7,943,438)

Loss from Continuing Operations	(2,249,271)	(8,851,592)

Income from Discontinued Operations	—	238,306

Net Loss	(2,249,271)	(8,613,286)
Less: Net loss attributable to noncontrolling interest	—	—

Net Loss Attributable to LifeStorage, LP Partners	$(2,249,271)	$(8,613,286)

See accompanying condensed notes to the consolidated financial statements.

6

LifeStorage, LP

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31,	2016	2015

Cash Flows from Operating Activities
Net loss	$(2,249,271)	$(8,613,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,857,477	5,895,557
Provision for doubtful accounts	422,831	374,625
(Gain) loss on remeasurement of property tax obligation	(737,562)	330,167
Loss on remeasurement of warrant liability	—	4,513,500
Financing fees, related costs and above market debt classified as interest expense	569,673	520,551
Series M compensation expense	160,699	258,528
Changes in assets and liabilities:
Restricted cash (property tax and insurance reserves)	(126,907)	414,517
Accounts receivable	(478,259)	(339,224)
Accounts receivable from related parties	(22,868)	394,627
Prepaids and other assets	(128,479)	46,428
Accounts payable and accrued expenses	(903,823)	(1,544,737)
Accounts payable and accrued expenses to related parties	(957,935)	(642,952)
Other liabilities	96,564	(22,847)

Net Cash Provided by Operating Activities	2,502,140	1,585,454

Cash Flows from Investing Activities
Acquisition of real estate and intangibles	(65,175,850)	(30,328,850)
Capital expenditures for real estate	(222,989)	(544,165)
Change in restricted cash (capital reserves)	(121,238)	85,673

Net Cash Used in Investing Activities	(65,520,077)	(30,787,342)

Cash Flows from Financing Activities
Proceeds from unsecured note payable	50,000,000	—
Proceeds from acquisition credit facility	40,954,000	15,385,000
Principal payments on mortgage notes payable	(6,408,340)	(440,144)
Principal payments on notes payable	(3,000,000)	—
Increase in financing costs	(591,981)	(170,191)
Contributions from Partners	—	1,073,000
Distributions to Partners	(1,342,816)	(526,222)
Proceeds from exercise of warrants	25,000,000	15,500,000
Payment of fundraising costs	—	(60,245)

Net Cash Provided by Financing Activities	104,610,863	30,761,198

Net Increase in Cash and Cash Equivalents	41,592,926	1,559,310
Cash and Cash Equivalents at the Beginning of the Year	21,030,538	12,714,570

Cash and Cash Equivalents at the End of the Year	$62,623,464	$14,273,880

7

LifeStorage, LP

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31,	2016	2015

Supplemental Cash Flow Information:
Cash paid for interest	$3,636,266	$2,672,381

Supplemental Non-Cash Investing and Financing Activities:
Acquisition of real estate and intangibles in exchange for the issuance of common and Series T units	$—	$(4,364,075)

Acquisition of real estate via note agreement with seller	$—	$1,100,000

See accompanying condensed notes to the consolidated financial statements.

8

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of LifeStorage, LP have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all information necessary for a fair presentation of results of operations, financial position and cash flows in conformity with GAAP. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended December 31, 2015.

2.	Organization

LifeStorage, LP (the “Company”), a Delaware limited partnership formerly known as Storage UPREIT Partners, LP, was formed on June 11, 2010 for the purpose of acquiring, owning and operating self-storage properties. The Company is the sole member and manager of sixty asset-owning limited liability companies, the managing member of LS Portfolio, LLC (“LS Portfolio”), a limited liability company that owns seventeen properties, the managing member of Super Portfolio, LLC (“Super Portfolio”), a limited company that owns four properties, and the sole member of LS Property Management Services, LLC, a limited liability company, engaged in the management of self-storage properties. The general partner of the Company is LifeStorage Management, LLC (“LifeStorage Management” or “General Partner”) (formerly known as Storage UPREIT Management, LLC). The term of the Company is to continue until dissolved.

The Company’s consolidated portfolio consists of 81 self-storage properties located throughout the United States and as of March 31, 2016, had an occupancy rate of 86.7%. The Company acquired 5 properties in the three-month period ending March 31, 2016. The following is a schedule of the properties owned by the Company as of March 31, 2016:

Property Name	Location of Property	Acquisition Date	Rentable Square Footage

Milwaukee North	Milwaukee, WI	Dec 2011	86,218
West Jordan	West Jordan, UT	Dec 2011	86,030
South Congress	Austin, TX	Jan 2012	62,780
Algonquin	Algonquin, IL	Jul 2012	74,105
Carpentersville	Carpentersville, IL	Jul 2012	24,155
Elgin	Elgin, IL	Jul 2012	72,115
Rogers Park	Chicago, IL	Jul 2012	69,959
Matteson	Matteson, IL	Jul 2012	88,569
Chicago Heights	South Chicago Heights, IL	Jul 2012	59,200
Wrigleyville	Addison, IL	Jul 2012	90,999
State Street	Chicago, IL	Jul 2012	71,904
Hermosa	Chicago, IL	Jul 2012	57,966
Humboldt	Chicago, IL	Jul 2012	61,610
Little Village	Chicago, IL	Jul 2012	88,558
Libertyville	Libertyville, IL	Jul 2012	93,630
Aurora	Aurora, IL	Jul 2012	83,547

9

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Property Name	Location of Property	Acquisition Date	Rentable Square Footage

Morton Grove	Morton Grove, IL	Jul 2012	77,014
Bridgeview	Bridgeview, IL	Jul 2012	94,461
Addison	Addison, IL	Jul 2012	42,897
Mokena	Mokena, IL	Jul 2012	86,562
Silverado Ranch	Las Vegas, NV	Oct 2012	116,318
Flowood	Flowood, MS	Nov 2012	145,430
Sacramento State	Sacramento, CA	Dec 2012	87,957
Elk Grove	Sacramento, CA	Dec 2012	79,805
Westchase	Houston, TX	Dec 2012	77,630
Henderson	Henderson, NV	Dec 2012	101,208
Scenic Ridge	Austin, TX	Jan 2013	89,748
Round Rock	Round Rock, TX	Jan 2013	54,250
West Killeen	Killeen, TX	Feb 2013	149,410
Rhodes Ranch	Las Vegas, NV	May 2013	64,125
Enterprise	Las Vegas NV	May 2013	102,100
Whitney Ranch	Henderson NV	Jun 2013	51,765
Sun West	Las Vegas NV	Oct 2013	73,620
N Las Vegas	Las Vegas NV	Oct 2013	58,415
Nevada Trails	Las Vegas NV	Oct 2013	36,506
Pell Industrial	Sacramento CA	Oct 2013	53,340
Richardson	Richardson TX	Oct 2013	60,275
Mission Hills	Henderson NV	Dec 2013	75,300
Warm Springs	Las Vegas NV	Dec 2013	92,245
Fruitridge	Sacramento, CA	Apr 2014	108,590
Braker	Austin, TX	Apr 2014	71,999
Spring Valley	Las Vegas, NV	Apr 2014	80,695
Natomas Park	Sacramento, CA	May 2014	57,570
North Natomas	Sacramento, CA	May 2014	105,225
Torrance	Torrance, CA	Jul 2014	91,025
Elk Gove Florin	Elk Grove, CA	Aug 2014	141,250
Longwood	Longwood, FL	Oct 2014	56,884
Sommerall	Houston, TX	Oct 2014	48,275
Shady Acres	Houston, TX	Oct 2014	94,645
Winchester	Houston, TX	Oct 2014	52,900
Irvine	Irvine, CA	Oct 2014	77,949
Palm Desert	Palm Desert, CA	Oct 2014	134,468
El Dorado Hills	El Dorado Hills, CA	Oct 2014	102,747
Aliante	Las Vegas, NV	Oct 2014	88,350
Montclare	Chicago, IL	Oct 2014	64,020
Elmhurst	Elmhurst, IL	Oct 2014	80,675
Woodland	Woodland, CA	Jan 2015	56,678
El Camino	Sacramento, CA	Jan 2015	69,740
West Arlington	Arlington, TX	Jan 2015	73,184
Ann Ferrell	North Las Vegas, NV	Feb 2015	64,050
Barrington	Barrington, IL	Feb 2015	74,230
Naperville	Naperville, IL	May 2015	71,239
Forest Park	Forest Park, IL	June 2015	76,040
Lockhart	Orlando, FL	July 2015	44,275

10

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Property Name	Location of Property	Acquisition Date	Rentable Square Footage

Winter Garden	Winter Garden, FL	July 2015	54,033
North San Antonio	San Antonio, TX	July 2015	64,825
La Grange	LaGrange Park, IL	Aug 2015	73,037
Ellington	Houston, TX	Aug 2015	102,876
Georgetown	Georgetown, TX	Aug 2015	88,395
Pflugerville	Pflugerville, TX	Aug 2015	70,476
Plano	Plano, TX	Aug 2015	66,310
East Las Vegas	Las Vegas, NV	Oct 2015	66,299
Sun City	Las Vegas, NV	Nov 2015	76,070
Southern Highlands	Las Vegas, NV	Dec 2015	109,110
Glenview	Glenview, IL	Dec 2015	86,302
Libertyville Lakes	Libertyville, IL	Dec 2015	35,822
Dakota Ridge	Boulder, CO	Jan 2016	47,386
Valmont	Boulder, CO	Jan 2016	102,350
Boulder Valley	Boulder, CO	Jan 2016	78,874
Gunbarrel	Boulder, CO	Jan 2016	95,993
San Marcos	San Marcos, TX	Mar 2016	59,075

		Total	6,305,662

3.	Liquidity

During the three months ended March 31, 2016, the Company had operating income of $1,244,044, net loss of $2,249,271 and cash provided by operating activities of $2,502,140. As of March 31, 2016, the Company also had available $8,071,000 under a $100 million acquisition credit facility maturing in June 2017 and $110 million available under a $200 million term loan agreement maturing in June 2018.

Included in mortgage notes payable on the consolidated balance sheet as of March 31, 2016 is one mortgage note payable for $3,169,193 on the North San Antonio property that matures in November 2016 and another mortgage note payable for the Elk Grove property for $4,273,346 that matures in February 2017. The properties collateralizing this note had occupancy rates ranging from 89.7% to 90.9% as of March 31, 2016. Management expects that it will be able to refinance the North San Antonio and Elk Grove mortgage notes and believes that the value of the underlying property collateralizing each of the mortgage notes payable is sufficient to cover the outstanding loan balances.

On February 29, 2016, the Company obtained an unsecured term loan from Key Bank for up to $75 million. The Company received $50 million of the commitment at the close of the loan with the balance available to draw for six months thereafter subject to continued compliance with loan terms. The initial maturity is three years with two twelve-month extension options. Subject to additional underwriting, there is also $25 million available in addition to the $75 million commitment for total funding not to exceed $100 million under this agreement.

11

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

If needed, the Company also has Rescue Financing available from one of its Series T1 investors. If the investor determines that the Company is unlikely to have sufficient liquidity available to pay its obligations when due and that the General Partner has not provided for adequate means to address such lack of liquidity, the investor may in its sole and absolute discretion, enter into a financing arrangement with the Company. Although there can be no assurance that the Company will be able to refinance or pay off the notes or raise additional funds, management believes that it will be able to do so and that it has sufficient resources to continue maintaining its portfolio of properties and operations.

4.	Summary of Significant Accounting Policies

Basis of Accounting and Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its consolidated subsidiaries as disclosed above in Note 2. All significant intercompany accounts and balances have been eliminated in consolidation. The consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Refer to the December 31, 2015 audited consolidated financial statements for a full listing of significant accounting policies.

Accounts Receivable and Allowances for Doubtful Accounts

Accounts receivable are carried at their invoiced or amount per lease agreement, net of allowances. Management provides for the allowances based on a percentage of aged receivables and assesses accounts receivable on a periodic basis to determine if any additional amounts will potentially be uncollectible. After all attempts to collect accounts receivable are exhausted, the uncollectible balances are written-off against the allowance. The allowance for doubtful accounts as of March 31, 2016 and December 31, 2015 was $260,858 and $215,800, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates include the allowance for doubtful accounts, purchase price allocation for acquired properties and intangibles at fair value, useful lives to compute depreciation and amortization, whether an impairment of asset values has occurred, valuation of the interest rate cap, valuation of the consideration for the termination of the option to acquire additional properties from LSC Development, LLC (“LSCD”), and valuation of the property tax obligation liability, and the valuation of warrants and equity.

12

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. ASU 2014-09 outlines a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. ASU 2014-09 is effective for reporting periods beginning after December 15, 2018, and early adoption for annual reporting periods beginning after December 15, 2016 is permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently assessing the impact of the adoption of ASU 2014-09 on the consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Amendments to the Consolidation Analysis.” This ASU amended the process that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. The amendment modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships, among other provisions. This ASU is effective for annual periods beginning after December 15, 2016, and early adoption permitted. The Company is currently evaluating what impact the standard will have on the consolidated financial statements.

5.	Fair Value of Financial Instruments

The Company has adopted the accounting guidance for fair value measurements. The accounting guidance for fair value measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The accounting guidance also outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The classification of a financial asset or liability within the hierarchy is based upon the lowest level input that is significant to the fair value measurement. The fair value hierarchy prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices for identical instruments in active markets

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant value drivers are observable

Level 3 – Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets and liabilities

13

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

The following table presents the Company’s fair value measurements for the Company’s assets and liabilities that are measured at the estimated fair value, on a recurring basis, categorized in accordance with the fair value hierarchy:

As of March 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets
Interest rate caps	$—	$—	$23,415	$23,415

Total assets measured at fair value	$—	$—	$23,415	$23,415

Liabilities
Property tax obligation liability	$—	$—	$28,359,589	$28,359,589

Total liabilities measured at fair value	$—	$—	$28,359,589	$28,359,589

As of December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets
Interest rate caps	$—	$—	$23,415	$23,415

Total assets measured at fair value	$—	$—	$23,415	$23,415

Liabilities
Property tax obligation liability	$—	$—	$29,097,151	$29,097,151

Total liabilities measured at fair value	$—	$—	$29,097,151	$29,097,151

There are two interest rate caps. In relation to one of the mortgage notes, in October 2014, the Company entered into an interest rate cap agreement with an initial notional amount of $105 million. The interest rate cap is triggered if LIBOR reaches 3% and matures in October 2017. The floating rate to the cap is based off the one month LIBOR. The fair value of the interest rate cap as of March 31, 2016 and December 31, 2015 is $12,665 and is included in prepaid and other assets on the consolidated balance sheets. No change in value of the interest rate cap between December 31, 2015 and March 31, 2016 was recorded.

14

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

In relation to the $90 million term loan with Citibank the Company entered into an interest rate cap agreement in October 2015 with an initial notional amount of $90 million. The interest rate cap is triggered if LIBOR reaches 3.75% and matures in June 2018. The fair value of the interest rate cap as of March 31, 2016 and December 31, 2015 is $10,750 and is included in prepaid and other assets on the consolidated balance sheets. No change in value of the interest rate cap between December 31, 2015 and March 31, 2016 was recorded.

In connection with a significant investment event in October 2014, the Company entered into a property tax obligation agreement with certain investors. The Company estimates the fair value of the property tax obligation liability owed to the investors under the agreement based on assumptions for the known current property tax amounts and the estimated future property tax amounts using the assistance of third party property tax specialists. Additional inputs to estimate fair value include a 5.75% cap rate (as contractually agreed), variable possible liquidity dates of June 30, 2016 and December 31, 2017 and a 5% discount rate to present value the liability. The fair value of the property tax obligation decreased $737,562 from December 31, 2015 to March 31, 2016 because the probability of a June 30, 2016 liquidity date was evaluated to be higher by management.

The change in the Level 3 assets and liabilities are as follows:

	Interest Rate Cap	Property Tax Obligation Liability

Balance at December 31, 2015	$23,415	$29,097,151
Changes in fair value	—	(737,562)
Net transfers in and/or (out) of Level 3	—	—

Balance at March 31, 2016	$23,415	$28,359,589

Cash and cash equivalents, restricted cash, accounts receivable, prepaids and other assets, accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair values due to the short-term nature of these instruments.

The Company uses significant judgment to estimate fair values in recording its property acquisitions; evaluating its real estate and intangible assets for impairment; and to determine the fair values of the notes payable, mortgage notes payable, and property tax obligation liability. In estimating the fair values of the Company’s real estate and debt, significant unobservable Level 3 inputs are considered including the market prices of land, capitalization rates, projected earnings and estimated interest rates. The estimated fair values were determined by management using available market information and appropriate valuation methodologies. Assumptions used to estimate the property tax obligation liability are as disclosed in this footnote above. However, considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial assets and liabilities at March 31, 2016 and December 31, 2015. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

15

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

6.	Real Estate and Intangible Assets

Real estate, net consists of the following:

	March 31, 2016	December 31, 2015

Land	$123,710,896	$99,001,612
Land improvements	54,269,738	47,351,174
Buildings	491,708,133	459,083,705
Building improvements	2,738,434	2,632,846
Construction in progress	—	1,800,562
Other fixed assets	1,361,827	1,244,426

	673,789,028	611,114,325
Less: accumulated depreciation	(45,713,021)	(40,434,367)

Real estate, net	$628,076,007	$570,679,958

Depreciation expense for the three months ended March 31, 2016 and 2015 was $5,287,231 and $3,871,153, respectively.

During each of the three months ended March 31, 2016 and 2015, the Company acquired 5 self-storage facilities for total purchase consideration as follows:

Three Months Ended March 31,	2016	2015

Cash paid to sellers and third parties for acquisition costs	$35,714,817	$15,931,938
Proceeds from new mortgage notes payable	—	—
Proceeds from acquisition credit facility	29,797,000	15,385,000
Debt discount (fees paid to lenders)	(159,839)	(165,231)
Acquisition and closing costs	(176,128)	(822,857)

Cash and debt consideration, net of costs	65,175,850	30,328,850
Assets and liabilities assumed, net	(95,850)	(87,140)
Promissory note to seller (Note 8)	—	1,100,000
Common and Series T2 units issued to sellers	—	4,364,075

Total purchase consideration	$65,080,000	$35,705,785

The below summarizes the per unit value of consideration paid to sellers via the issuance of shares:

Three Months Ended March 31,	2016		2015

Common units		*	$5.00
Series T2 units		*	$4.00

*	No units of this type were issued to sellers

16

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Management estimated the per unit value of equity units issued to sellers based on the cash paid per unit by new cash investors in similar periods.

During the three months, ended March 31, 2015, one property was contributed from a related party for total consideration of $11,305,785, which consisted of cash and equity. A total of 512,000 Series T2 Units were issued valued at $4.00 per unit for total value of $2,048,000. The related party is represented on the Board of Managers of the General Partner and has contributed properties in prior years. The Company also manages properties owned by the same related party.

During the same period in 2015, two properties were contributed for total consideration of $10,200,000 in exchange for cash, debt and equity. A total of 463,215 Common Units were issued valued at $5.00 per unit for total value of $2,316,075. An unsecured promissory note was also issued to the seller in the amount of $1,100,000.

The purchase consideration was allocated as follows:

Three Months Ended March 31,	2016	2015

Land	$24,709,284	$5,130,950
Building	30,823,866	27,021,968
Land improvements	6,918,564	2,238,236
Acquired in-place leases	2,628,286	1,303,982
Above market leases	—	10,649

Total purchase consideration	$65,080,000	$35,705,785

Upon the purchase of the properties, the Company assessed the fair value of the assets (including land, land improvements and building, and identified intangibles, such as in-place leases, above/below market leases and above/below market debt assumed), in accordance with the FASB’s Accounting Standards Codification Topic 805 (ASC 805).

The Company assessed the fair value based on estimated cash flow projections that utilized appropriate discount and capitalization rates and available market information. Estimates of future cash flows were based on a number of factors, including the historical operating results, known trends, and market/economic conditions that may affect the properties. The overall value of the real estate assets was valued using a combination of the income approach, cost approach and the sales comparison approach. Specifically, the land was valued using the sales comparison approach while the building and land improvements were valued using the cost approach. The intangible assets, which include the in-place leases, above market leases and above market debt are valued using the income approach.

17

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Key assumptions used in the purchase price allocations include the following:

Three Months Ended March 31,	2016	2015

Capitalization rates for real estate	5.5%	6.5% - 7.0%
Lease-up period to value in-place leases	3 to 18 months	6 to 18 months
Market discount rate (to value above/below market leases)	N/A	9.3%
Market interest rate (to value debt assumed)	N/A	4.75%
Discount rate (to value debt assumed)	N/A	9.25%

Intangible assets and liabilities consist of the following at March 31, 2016 and December 31, 2015:

March 31, 2016	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets and (Liabilities)	Useful Life

Intangible Assets:
In-place leases	$24,220,075	$(19,963,634)	$4,256,441	12 months
Above market leases	75,388	(47,027)	28,361	Life of lease
Trade name	4,396,351	—	4,396,351	Indefinite

Intangible assets, net	28,691,814	(20,010,661)	8,681,153

Intangible Liabilities:
Above market debt	$(3,271,315)	$1,805,679	$(1,465,636)	Term of related debt

December 31, 2015	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets and (Liabilities)	Useful Life

Intangible Assets:
In-place leases	$21,591,789	$(18,393,388)	$3,198,401	12 months
Above market leases	75,388	(44,540)	30,848	Life of lease
Trade name	4,396,351	—	4,396,351	Indefinite

Intangible assets, net	26,063,528	(18,437,928)	7,625,600

Intangible Liabilities:
Above market debt	$(3,271,315)	$1,642,613	$(1,628,702)	Term of related debt

Amortization expense for in-place leases for the three months ended March 31, 2016 and 2015 was $1,570,246 and $2,024,404, respectively, and is being amortized using the straight line method. The amount remaining at March 31, 2016 of $4,256,441 will be fully amortized by March 2017.

18

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Above market leases relate to the cell towers at certain of the Company’s properties and commercial leases (non-self-storage leases) and are amortized as contra-revenue against other property related income. For the three months ended March 31, 2016 and 2015, amortization expense recorded as contra-revenue totaled $2,487 and $2,239, respectively. Above market leases are amortized over the life of the related lease ranging from 41 to 45 months. The remaining above market leases value as of March 31, 2016 is expected to be amortized over a weighted average amortization period of 13.2 months.

The following table summarizes the estimated future amortization expense on the above market leases:

Remainder of 2016 (nine months)	$19,749
2017	6,631
2018	1,981

$28,361

Above market debt is being amortized over the term of the related debt ranging from 15 to 88 months. During the three months ending March 31, 2016 and 2015 amortization of above market debt was $163,066 and $164,674, respectively. The remaining above market debt value as of March 31, 2016 is expected to be amortized over a weighted average period of 46.2 months.

The following table summarizes estimated future amortization on the above market debt:

Remainder of 2016 (nine months)	$419,456
2017	397,605
2018	231,953
2019	159,422
2020	159,422
Thereafter	97,778

$1,465,636

7.	Mortgage Notes Payable

The Company has entered into and assumed various debt arrangements in connection with its property acquisitions, all of which are collateralized by the underlying property. The terms of the agreements are substantially the same as those disclosed in our December 31, 2015 audited consolidated financial statements.

19

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

The following table summarizes the gross and net amounts of mortgage notes payable as of March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015

Mortgage notes payable	324,029,742	330,438,082
Debt discount, net	(3,567,125)	(3,665,747)

Mortgage notes payable, net of debt discount	$320,462,617	$326,772,335

Debt discount includes all fees paid directly to and on behalf of the lender in addition to all fees incurred directly by the Company in connection with mortgage notes. Debt discount netted against mortgage notes payable consists of the following:

	March 31, 2016	December 31, 2015

Debt discount on mortgage notes payable	$8,305,360	$7,981,419
Accumulated amortization	(4,738,235)	(4,315,672)

Debt discount, net	$3,567,125	$3,665,747

Amortization in current period	$422,563	$1,320,839

The mortgage notes payable are governed by various covenants including an unencumbered liquid assets covenant, a leverage ratio covenant and a net worth covenant. Upon an event of default, the lender has the right to immediately require that the loan become immediately due and payable. The lender in such instances can also foreclose on the properties collateralizing the debt. The Company was in compliance with all its covenants as of March 31, 2016.

Interest expense for all mortgages aggregated to $2,868,652 and $1,956,260 for the three months ended March 31, 2016 and 2015, respectively.

As of March 31, 2016, future minimum annual principal payments on the loans summarized above are due as follows:

Remainder of 2016	$4,364,401
2017	118,236,419
2018	150,176,695
2019	8,991,491
2020	1,102,903
Thereafter	41,157,833

$324,029,742

20

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

8.	Acquisition Credit Facility

The acquisition facility is a $100 million commitment to be used for acquiring additional storage properties. The terms of the acquisition facility are summarized as follows:

Term:	24 months with an option to extend for one year to June 5, 2018
Interest Rate:	Variable based on LIBOR plus a spread of 2.25% (2.58% as of March 31, 2016)
Up Front Fee:	$1,100,000 (1.1% of commitment)
Unused Fee:	0.35% of average unused commitment (paid quarterly)
Extension Fee:	0.25% of the total facility commitment
Agency Fee:	$25,000 annually, paid in quarterly installments

Draws on the acquisition facility are all due upon maturity and interest is due on a monthly basis. Interest expense on the acquisition line during the three months ended March 31, 2016 and 2015 were $695,376 and $650,654, respectively. Each property serves as collateral for each respective draw.

Draws for the purchase of four properties of $29,797,000 and for the refinance of a maturing stand-alone mortgage of $11,157,000 were made during the quarter ended March 31, 2016 adding $40,954,000 to the acquisition facility. Total borrowings as of March 31, 2016 under the acquisition credit facility is $91,929,000 and $8,071,000 is available to be drawn. The acquisition credit facility has various covenants, all of which the Company were in compliance with at March 31, 2016.

Debt discount includes the fees paid related to each incremental draw of the acquisition credit facility paid directly to and on behalf of the lender. Debt discount netted against the acquisition credit facility consists of the following:

	March 31, 2016	December 31, 2015
Held Properties

Debt discount on acquisition credit facility	$1,666,596	$1,175,185
Accumulated amortization	(1,040,499)	(709,149)

Debt discount, net	$626,097	$466,036

Amortization in current period - Held properties	$109,424	$389,973

Held for Sale Properties

Debt discount on acquisition credit facility	$—	$221,708
Accumulated amortization	—	(221,708)

Debt discount, net	$—	$—

Amortization in current period - Held for sale properties	$—	$170,434

21

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Costs incurred in connection with securing the line of credit facility are included in financing fees. The financing fees net of accumulated amortization are recorded in other assets and the amortization is included in interest expense. Accumulated amortization for financing fees and related costs as of March 31, 2016 and December 31, 2015 was $643,507 and $442,972, respectively. Amortization expense for financing fees and related costs for the three months ended March 31, 2016 and 2015 was $200,535 and $143,751, respectively.

9.	Unsecured Promissory Notes to Related Parties and Unsecured Note Payable and Accrued Interest

In July 2014 as part of the purchase price consideration for the Torrance property, the Company entered into a $3,000,000 unsecured promissory note with the seller of the property. The note bears interest at 8% per year. In March 2016 this note was paid-in-full.

In January 2015, as part of the purchase price consideration for the Woodland property, the Company entered into a $1,100,000 unsecured promissory note with the seller of the property. The note bears interest at an annual rate of 6% and matures January 15, 2020 or the occurrence of a qualified liquidity event. Interest only is paid quarterly and principal is due upon maturity. Interest expense during the three months ended March 31, 2016 and 2015 was $16,455 and $13,742, respectively, and is included in interest on the consolidated statements of operations

On February 29, 2016 the Company entered into an unsecured $75 million term loan agreement with Keybank. The terms of the loan are summarized below:

Term:	36 months to 28 February, 2019 with two 12-month options to extend
Interest Rate:	Variable based on LIBOR plus a spread of 3.5% to 4.0% depending on leverage
Extension Fee:	0.175% of the outstanding term loan
Unused Fee:	0.35% of average unused commitment, paid in quarterly installments
Commitment Fee:	0.50% of the outstanding term loan

The Company was funded $50 million at closing and has until August 2016 to request the additional $25 million as long as the Company maintain compliance with certain covenants. As of March 31, 2015, the balance outstanding is $50 million. The loan becomes immediately and automatically due and payable upon a capital event, change in control or other events of default as defined in the loan agreement.

The terms of all other unsecured notes payable are substantially the same as those disclosed in our December 31, 2015 audited consolidated financial statements. Total interest expense on the unsecured notes payable during the three months ended March 31, 2016 and 2015 was $262,403 and $90,087, respectively.

22

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

10.	Discontinued Operations

In connection with the acquisition of an eleven property portfolio in 2014, the Company determined at the time of purchase that five properties would be immediately marketed for sale as they did not fit the Company’s portfolio profile. All five properties were sold in June and July 2015.

The combined results of the five held for sale properties, LifeStorage of Collierville, Frayser, Olive Branch, Riviera East and Kemah for the three months ended March 31, 2015 are presented below:

Three months ended March 31,	2015
Revenues
Rental income	$585,731
Other property related income	73,359

Total Revenues	659,090

Expenses
Self-storage cost of operations	276,855
General and administrative	34,427

Total Operating Expenses	311,282

Operating Income	347,808

Other Expenses
Interest expense	(109,502)

Income from Discontinued Operations	$238,306

11.	Related Party Transactions

Accounts receivable from related parties consists of the following:

	March 31, 2016	December 31, 2015

LSC Development, LLC	$145,375	$125,895
Non-owned Properties Managed by LifeStorage, LP	50,781	46,496
Prior Property Owners	28,480	29,377

	$224,636	$201,768

23

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Accounts payable and accrued expenses to related parties consist of the following:

	March 31, 2016	December 31, 2015

Limited partner	$—	$100,000
Storage UPREIT Advisors, LLC	220,913	200,753
LifeStorage Management, LLC	229,126	1,107,221

	$450,039	$1,407,974

LSC Development, LLC (“LSCD”) represents the prior property owners of the LS Portfolio properties. LSCD currently has one member of the Board of Managers of the General Partner of the Company. Amounts owed from LSCD as of March 31, 2016 and December 31, 2015 total $145,375, primarily relating to property taxes for the period before the Company took over ownership.

The Company manages a portfolio of eleven properties, eight of which are owned by LSCD. The Company collects a monthly management fee from the managed properties and also makes advances for expenses and payroll. As of March 31, 2016 and December 31, 2015, the amount owed to the Company for fees and advances to these properties totaled $50,781 and $46,496 respectively.

The Company has an agreement under which it reimburses the costs incurred by its General Partner, LifeStorage Management, LLC in the performance of its duties as General Partner of the Partnership. During the three months ended March 31, 2016 and 2015, $1,332,268 and $1,033,995, respectively, were reimbursed to the General Partner for such expenses. These expenses include personnel costs, travel, legal and other professional fees incurred by the General Partner solely related to the performance of its duties as General Partner of the Partnership and are summarized below:

Three months ended March 31,	2016	2015

Payroll and related employee benefits	$1,052,735	$763,989
Travel and meals	44,296	29,540
Professional fees	25,799	58,944
Other office expenses	209,438	181,522

	$1,332,268	$1,033,995

Reimbursed payroll and related employee benefits largely include amounts paid to key executives and management of the Company. This includes, but is not limited to, the payroll and benefits paid to the chief executive officer, chief financial officer, controller and the Company’s acquisition team.

As of March 31, 2016 and December 31, 2015, $229,126 and $1,107,221 was owed to the General Partner for various reimbursable expenses paid or accrued by the General Partner on behalf of the Company.

24

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

As of March 31, 2016 and December 31, 2015, $28,480 and $29,377 were also owed from prior property owners of contributed properties (outside of the LS Portfolio properties) primarily relating to property taxes owed by the prior owners above the estimated prorated amounts the Company received at closing of the property acquisition.

Effective July 2012, the Company and Gateway Advisors, LLC (an entity controlled by a member of the Board of Managers of the Company) entered an agreement whereby Gateway Advisors receives an acquisition fee of 0.25% of the value of each property purchased by or contributed to the Company. Fees paid under this agreement for the three months ended March 31, 2016 and 2015 total $162,700 and $89,264, respectively.

Effective June 27, 2012, the Company entered into an advisory services agreement with Storage UPREIT Advisors, LLC (Storage UPREIT Advisors), an entity controlled by two members of the Board of Managers of the Company. Under this agreement, Storage UPREIT Advisors provides management, real estate acquisition and asset management advisory services to the Company. The advisory fee is calculated based on a four-tier sliding scale based upon the gross total assets of the Company at the end of each monthly period as follows:

i)	One twelfth of 0.50% of the gross asset value for any gross asset value less than $250 million

ii)	One twelfth of 0.35% of the gross asset value for any gross asset value between $250 million and $500 million

iii)	One twelfth of 0.25% of the gross asset value for any gross asset value between $500 million and $750 million

iv)	One twelfth of 0.15% of the gross asset value for any gross asset value in excess of $750 million up to a cap of $2 billion.

Fees earned in the three months ended March 31, 2016 totaled $655,389 of which $220,913 was accrued and unpaid as of March 31, 2016. Fees earned in the three months ended March 31, 2015 totaled $528,289.

A distribution is calculated and paid to Series T1, T2 and T3 unit holders (referred to as Catch-up distributions) when advisory fees are paid. Catch-up distributions are also made to the T1 and T3 (if outstanding) unit holders when distributions are made to any other class of equity. Catch-up distributions are made to the T2 holders when distributions are made to any other class of equity except Series C. Series T1 and T2 Catch-up distributions on advisory fees and other equity distributions totaled $1,080,341 for the three months ended March 31, 2016 of which $621,569 was unpaid as of March 31, 2016 and is included in distributions payable on the consolidated balance sheets.

Under the agreement with Storage UPREIT Advisors, upon a qualified liquidity event (including an IPO), as defined in the agreement, the Company is to pay Storage UPREIT Advisors a flat success fee of $1,250,000. The success fee, however, will only be paid to the extent that the holders of common units have received their accrued common return and unreturned capital amounts. Further, the success fee plus any fees paid to other parties involved in the offering of securities will not exceed 8% of the gross proceeds raised by the Company in the event of an IPO.

25

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

As of December 31, 2015, the Company owed a limited partner $100,000 for various advisory services provided during the year related to acquisitions, long-term financing and immediate-term financing. This amount was paid in January 2016.

The Company has an Advisory Agreement with Crescendo (a limited partner in several contributed properties now referred to as New Crescendo, Inc.) to pay an advisory fee ranging from 1-2% of the purchase price if Crescendo provides services to the Company in the course of acquiring storage properties in select markets. No amounts were paid under this agreement in the three months ended March 31, 2016 or 2015.

The Company has an Advisory Agreement with a part-owner of previously contributed properties (now limited partner) to pay an advisory fee ranging from 1.5%-2.5% of the purchase price if a property is acquired that this partner first identified on behalf of the Company. There were no fees paid under this agreement during the quarter ended March 31, 2016. Fees paid under this agreement in the quarter ended March 31, 2015 total $102,000.

The Company paid another limited partner, TPG Real Estate (“TPG”) for travel and related expenses incurred for various engagements with the Company. Amounts reimbursed under this agreement during the quarter ended March 31, 2016 totaled $22,139 and are included in general and administrative expenses on the consolidated statement of operations. No amounts were reimbursed under this agreement during the quarter ended March 31, 2015.

The Company retains legal counsel from three law firms whose associates either directly or via a limited partnership are limited partners in the Company. Fees paid to the legal firms were $110,381 and $273,235 for the three months ended March 31, 2016 and 2015, respectively.

12.	Commitments and Contingencies

Legal Proceedings

The Company is not presently involved in any litigation nor to its knowledge is any litigation threatened against the Company or its subsidiaries that, in management’s opinion, would result in any material adverse effect on the Company’s ownership, management or operation of its properties, or which is not covered by the Company’s liability insurance.

Environmental

Under various Federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the cost of removal or redemption of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines, penalties, and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of or was responsible for the presence or disposal of such substances.

The Company is currently party to certain environmental liabilities, however, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations or liquidity.

26

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Indemnification

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors, and customers, landlords and (ii) its agreements with investors, key officers and employees. Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of March 31, 2016 and December 31, 2015.

Leases

The Company leases two offices in Roseville, California and Lafayette, California. These offices are leased under operating leases. The Roseville and Lafayette leases terminate in July 2018. In January 2016, an additional lease was entered into to expand the Roseville space by approximately 2,101 rentable square feet. The lease commences April 2016 and ends July 2018. The leases require the Company to pay operating costs, including property taxes, normal maintenance, and insurance.

Future minimum lease obligations under these operating leases are as follows:

2016 (Remaining 9 months)	$200,522
2017	273,776
2018	160,704

Total Minimum Lease Payments	$635,002

Rent expense is recognized on a straight-line basis and for the quarters ended March 31, 2016 and 2015, totaled $50,806 and $36,704, respectively.

Payroll Tax Liability

The Company has failed to report income in prior years to two board members who provided services to the Company. The Company estimates the potential employee liability for payroll taxes plus interest and penalties to be approximately $2.0 million as of March 31, 2016. Given the uncertainty as to how much, if any, of the liability will be paid by the Company, no amounts have been accrued as of March 31, 2016 and December 31, 2015.

27

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

13.	Redeemable Non-Controlling Interest and Partners’ Equity

The redeemable non-controlling interest Series C holders earned distributions of $226,168 during the quarter ended March 31, 2016 all of which was accrued as of March 31, 2016. The redeemable non-controlling interest Series E holders earned distributions of $88,127 during the quarter ended March 31, 2016 all of which was accrued as of March 31, 2016.

Consolidated partners’ equity as of March 31, 2016 and December 31, 2015 consists of common units, Series A Preferred Units, Series B Units, Series M Units and Series T Units (including T1 and T2). Partners’ Equity is presented net of fundraising costs in the consolidated balance sheets.

The consolidated partners’ equity outstanding units by class as of March 31, 2016 and December 31, 2015 are presented below:

	March 31, 2016	December 31, 2015

Common Units	28,454,409	28,454,409
Series A Preferred Units	855,042	855,042
Series B Units	3,783,046	3,783,046
Series T1 Units	32,768,250	26,518,250
Series T2 Units	5,412,962	5,412,962

The weighted average issue price for common units is $3.37. Series A Preferred units all have a unit issue price of $5.00, B units have a unit issue price of $0.50 and the T1 and T2 units have a unit issue price of $4.00 and $3.77, respectively. There is no limit to the number of authorized units.

Series M Units

Series M units have been awarded to certain key employees and executives. Vesting is based 50% on time and 50% on performance. The performance vesting is based on TPG earning a certain return on its capital contribution and earning certain IRR percentages. The total number of M units authorized is 6,618,710 of which 4,083,455 M units have been awarded to certain key employees and executives. There were no new awards made during the three months ended March 31, 2016. The M units awarded were valued on the date of grant and the value is expensed as the awards vest. During the three months ended March 31, 2016 and 2015, the Company recognized $160,699 and $258,527, respectively, in compensation expense related to awards that vested which is recorded in general and administrative expenses. As of March 31, 2016, total vested Series M units is 391,799 units and 3,691,656 units were unvested.

28

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

Series T1 Warrants

Series T1 warrants originated as T3 warrants and were issued in connection with a commitment by a single investor in the T3 units (now T1 units). Before converting to T1 warrants in May 2015, the T3 warrants were classified as a liability because the T3 units into which the warrants are exercisable are classified as mezzanine equity. During the quarter ended March 31, 2015 an adjustment was made to increase the fair value of the T3 warrants by $4,513,500 and is recorded as a loss on remeasurement of warrant liability on the consolidated statements of operations. The fair value was calculated using Black-Scholes with the following assumptions:

March 31, 2015
Volatility	18%
Dividend rate	—%
Expected term	0.83 years
Risk-free interest rate	0.19%

T1 warrants are exercisable into shares of the Company’s T1 units, are fully vested at time of grant and can be exercised at any time as long as T units are still outstanding. There are no anti-dilutive provisions included in the warrant agreements and the Company has classified T1 warrants as equity. During the quarter ended March 31, 2016 the remaining 6,250,000 T1 warrants were exercised for $4.00 per T1 unit resulting in proceeds of $25 million. At the time of exercise, the value of the T1 warrants of $8,204,091 was reclassified into partners’ equity –limited partners on the consolidated balance sheets.

14.	Subsequent Events

Property Acquisitions

Acquisitions closing subsequent to March 31, 2016 are summarized in the table below:

Property Name	Location of Property	Rentable Square Footage (Unaudited)	Acquisition Date	Acquisition Price

Mesquite	Mesquite, TX	70,355	4/14/2016	$5,500,000
Downtown Dallas	Dallas, TX	57,469	5/5/2016	9,900,000
Farm Road	Las Vegas, NV	68,040	5/11/2016	9,900,000

Total				$25,300,000

The acquisition price and all closing costs were paid in cash. Management is in the process of assessing the fair value of the assets acquired and liabilities assumed as of the date these financial statements were available to be issued in order to determine how the purchase price should be allocated.

29

LifeStorage, LP

Condensed Notes to Consolidated Financial Statements

(Unaudited)

The Company has entered into agreements to acquire three additional properties summarized below:

Alcove Portfolio - Two properties (South Lamar and 50th Street) totaling approximately 131,700 square feet are under construction in Austin, Texas and will be acquired for $25,200,000. The Company has paid an earnest money deposit of $733,333. The 50th Street property is also subject to a ground lease which would be assumed by the Company upon acquisition. One property is expected to close in September 2016 and another in early 2017. In all cases, the acquisition of each property will occur no later than 30 days from receipt of the certificate of occupancy.

Hixon Developments - Located within Austin, Texas, this property is to be developed for consideration of $19,600,000. The Company has paid an earnest money deposit of $750,000. The anticipated close date is the first quarter of 2017.

Investor Commitments and Funding

In April 2016, an officer of the Company, purchased 62,500 T1 units at $4.00 per unit for $250,000.

The Company has evaluated subsequent events through             , 2016, the date the financial statements were available to be issued.

30

LifeStorage, LP

Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of

BDO International Limited, a UK company limited by guarantee.

LifeStorage, LP

Consolidated Financial Statements

Years Ended December 31, 2015 and 2014

LifeStorage, LP

Contents

Independent Auditor’s Report	3

Consolidated Financial Statements

Consolidated balance sheets	5

Consolidated statements of operations	6

Consolidated statements of changes in redeemable preferred and common units and partners’ equity	7

Consolidated statements of cash flows (as restated)	8 - 9

Notes to consolidated financial statements	10 - 64

Tel: 415-397-7900 Fax: 415-397-2161 www.bdo.com	One Bush Street Suite 1800 San Francisco, CA 94104

Independent Auditor’s Report

Board of Managers

LifeStorage, LP

Roseville, California

We have audited the accompanying consolidated financial statements of LifeStorage, LP and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in redeemable preferred and common units and partners’ equity, and cash flows (restated) for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LifeStorage LP and its subsidiaries as of December 31, 2015 and 2014, and the results of its operations and its cash flows (restated) for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the 2015 and 2014 financial statements have been restated to correct a misstatement for the classification of the payment of acquisition costs from investing activities to operating activities. Our opinion is not modified with respect to this matter.

May 9, 2016, except for Notes 2, 3 and 20 which are as of May 16, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Consolidated Financial Statements

LifeStorage, LP

Consolidated Balance Sheets

December 31,	2015	2014
Assets
Real estate, net	$570,679,958	$419,602,887
Real estate held for sale, net of estimated selling costs	—	16,955,602
Cash and cash equivalents	21,030,538	12,714,570
Restricted cash	4,327,683	4,894,606
Accounts receivable, net of allowance for doubtful accounts	1,074,932	680,001
Accounts receivable from related parties	201,768	448,543
Intangible assets, net of accumulated amortization	7,625,600	8,928,306
Prepaids and other assets	4,114,089	1,844,639
Other assets - rental real estate held for sale	—	715,609

Total Assets	$609,054,568	$466,784,763

Liabilities and Partners’ Equity
Mortgage notes payable, net of debt discount	$326,772,335	$204,770,975
Acquisition credit facility, net of debt discount	50,508,964	71,044,149
Unscured promissory notes to related parties	4,100,000	3,000,000
Unscured note payable and accrued interest	1,230,953	1,160,292
Above market debt, net of accumulated amortization	1,628,702	2,258,656
Accounts payable and accrued expenses	7,108,291	6,697,348
Accounts payable and accrued expenses to related parties	1,407,974	721,289
Distributions payable	884,045	444,793
Property tax obligation liability	29,097,151	35,894,715
T3 warrants	—	17,227,000
Other liabilities	1,905,748	2,532,384
Liabilities - rental real estate held for sale	—	11,545,170

Total Liabilities	424,644,163	357,296,771

Commitments and Contingencies (Note 12)
Redeemable non-controlling interest - Series C; 7,000,000 units outstanding as of December 31, 2015 and 2014	37,800,000	37,800,000
Redeemable non-controlling interest - Series E; 1,068,203 and 536,635 units outstanding as of December 31, 2015 and 2014, respectively	5,875,117	2,951,493
Redeemable common units; 6,849,316 units outstanding as of December 31, 2015 and 2014	25,000,003	25,000,003
Redeemable Series T3 Units: zero and 12,500,000 units outstanding as of December 31, 2015 and 2014, respectively	—	7,673,883

Partners’ Equity
Common, T1 and T2 warrants	12,344,091	4,640,957
Partners’ equity - general partner	—	27,968
Partners’ equity - limited partners	103,391,194	31,393,688

Total Partners’ Equity	115,735,285	36,062,613

Total Liabilities and Partners’ Equity	$609,054,568	$466,784,763

See accompanying notes to the consolidated financial statements.

LifeStorage, LP

Consolidated Statements of Operations

Years Ended December 31,	2015	2014

Revenues
Rental income	$58,759,386	$39,557,558
Other property related income	6,384,071	3,939,974
Property management fee income	564,066	535,473

Total Revenues	65,707,523	44,033,005

Expenses
Self-storage cost of operations	22,641,421	15,820,208
General and administrative	14,278,520	9,614,972
Acquisition related costs	4,169,033	5,263,833
Advisory fees	2,218,577	1,707,820
Depreciation and amortization	23,930,230	15,074,255

Total Operating Expenses	67,237,781	47,481,088

Net Operating Loss	(1,530,258)	(3,448,083)

Other Revenues (Expenses)
Loss on termination of LSCD option agreement	—	(7,787,778)
Gain (loss) on remeasurement of property tax obligation	6,797,564	(11,959,555)
Loss on remeasurement of warrant liability	(4,513,500)	(9,366,000)
Interest income, including amortization of discount on investment in real estate note receivable	1,110	765
Interest expense	(13,349,786)	(13,545,557)
Other income	—	935,130

Total Other Expenses	(11,064,612)	(41,722,995)

Loss from Continuing Operations	(12,594,870)	(45,171,078)

Income (Loss) from Discontinued Operations
Operating income (loss)	300,105	(684,626)
Gain on sale of storage facilities, net of selling expenses	936,047	—

Income (Loss) from Discontinued Operations	1,236,152	(684,626)

Net Loss	(11,358,718)	(45,855,704)
Less: Net loss attributable to noncontrolling interest	—	—

Net Loss Attributable to LifeStorage, LP Partners	$(11,358,718)	$(45,855,704)

See accompanying notes to the consolidated financial statements.

LifeStorage, LP

Consolidated Statements of Changes in Redeemable Preferred and Common Units and Partners’ Equity

	Redeemable Non-controlling Interest		Redeemable Units		General Partner		Limited Partners
	Series C	Series E	Common	Series T3	Common	Series B	Common	Series A	Series B	Series M	Series T (T1 and T2)	Common, T1 and T2 Warrants	Total
Balance, December 31, 2013	$35,000,000	$—	$25,958,908	$—	$63,608	$—	$47,698,984	$3,025,369	$—	$—	$—	$743,420	$51,531,381
Investor contributions	—	—	—	50,000,000	—	—	120,000	—	—	—	10,000,000	—	10,120,000
Exercise of warrants into common units	—	—	—	—	—	—	1,410,000	—	—	—	—	—	1,410,000
Reclassification of warrants to common units upon exercise	—	—	—	—	—	—	242,463	—	—	—	—	(242,463)	—
Discount from warrants issued with Series T3 units	—	—	—	(7,861,000)	—	—	—	—	—	—	—	—	—
Discount from tax obligation agreement issued in relation to the issuance of T1 and T3 units	—	—	—	(22,093,994)	—	—	—	—	—	—	(1,841,166)	—	(1,841,166)
Conversion of common to Series T2	—	—	—	—	—	—	(6,394,814)	—	—	—	6,592,592	—	197,778
Redeemable interest and equity issued for real estate	—	2,951,493	—	—	—	—	11,833,845	—	—	—	—	—	11,833,845
Partnership distributions	(115,818)	(95,322)	—	(270,368)	—	—	—	(427,521)	—	—	(84,279)	—	(511,800)
Reversal of 2013 remeasurement of redeemable common units	—	—	(958,905)	—	—	—	—	—	—	—	—	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	4,140,000	4,140,000
Loss upon change in conversion rights	2,800,000	—	—	—	—	—	—	—	—	—	—	—	—
Fundraising costs	—	—	—	(5,709,447)	—	—	—	—	—	—	(1,141,889)	—	(1,141,889)
Net loss	—	—	(6,936,488)	(4,726,590)	(29,982)	—	(26,007,548)	(865,883)	—	—	(7,289,213)	—	(34,192,626)
Reallocation of fundraising costs, distributions and net loss to GP and LPs	115,818	95,322	6,936,488	(1,664,718)	(5,658)	—	(5,208,475)	289,106	—	—	(557,883)	—	(5,482,910)

Balance, December 31, 2014	37,800,000	2,951,493	25,000,003	7,673,883	27,968	—	23,694,455	2,021,071	—	—	5,678,162	4,640,957	36,062,613
Investor contributions	—	—	—	—	—	—	—	—	—	—	1,968,436	—	1,968,436
Issuance of Series E to consultant	—	249,975	—	—	—	—	—	—	—	—	—	—	—
Vesting of Series M Units	—	—	—	—	—	—	—	—	—	735,619	—	—	735,619
Exercise of warrants into common and T units	—	—	—	—	—	—	2,326,325	—	—	—	45,153,581	—	47,479,906
Reclassification of warrants to common units upon exercise	—	—	—	—	—	—	454,648	—	—	—	—	(454,648)	—
Reclassification of T3 warrants to Series T3 upon exercise	—	—	—	3,691,500	—	—	—	—	—	—	—	—	—
Conversion of T3 warrants to T1 warrants and conversion of T3 to T1 units	—	—	—	(3,691,500)	—	—	—	—	—	—	3,691,500	18,049,000	21,740,500
Reclassification of warrants to Series T1 and T2 upon exercise	—	—	—	—	—	—	—	—	—	—	9,884,358	(9,884,358)	—
Redeemable interest and equity issued for real estate	—	2,673,649	—	—	—	—	2,316,075	—	—	—	14,000,000	—	16,316,075
Partnership distributions	(791,011)	(251,642)	—	(367,192)	—	—	—	(342,017)	—	—	(2,088,428)	—	(2,430,445)
Conversion of Series T3 units to Series T1 units	—	—	—	(50,000,000)	—	—	—	—	—	—	50,000,000	—	50,000,000
Discount from beneficial conversion of T3 to T1	—	—	—	(20,045,006)	—	—	—	—	—	—	20,045,006	—	20,045,006
Deemed dividend from beneficial conversion of Series T3 to Series T1	—	—	—	50,000,000	(43,895)	—	(41,388,256)	(1,266,698)	—	—	(7,301,151)	—	(50,000,000)
Fundraising costs	—	—	—	—	—	—	—	—	—		(1,035,880)	(6,860)	(1,042,740)
Net loss	—	—	—	—	(5,558)	—	(5,479,253)	(145,812)	—	—	(5,728,095)	—	(11,358,718)
Reallocation of fundraising costs, distributions and net loss to GP and LPs	791,011	251,642	—	12,738,315	21,485	—	(8,846,747)	196,944	—	—	(5,152,649)	—	(13,780,967)

Balance, December 31, 2015	$37,800,000	$5,875,117	$25,000,003	$—	$—	$—	$(26,922,753)	$463,488	$—	$735,619	$129,114,840	$12,344,091	$115,735,285

See accompanying notes to consolidated financial statements.

LifeStorage, LP

Consolidated Statements of Cash Flows

	2015	2014
Years Ended December 31,	(As Restated)	(As Restated)
Cash Flows from Operating Activities
Net loss	$(11,358,718)	$(45,855,704)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,930,230	15,074,255
Provision for doubtful accounts	1,524,592	1,413,558
Gain on sale of storage facilities, net of selling expenses	(936,047)	—
Loss on termination of LSCD option agreement	—	7,787,778
(Gain) loss on remeasurement of property tax obligation	(6,797,564)	11,959,555
Loss on remeasurement of warrant liability	4,513,500	9,366,000
Financing fees, related costs and above market debt classified as interest expense	1,800,309	1,159,978
Loss on revaluation of interest rate cap	300,592	257,993
Series M compensation expense	735,619	—
Other	(8,299)	(434,505)
Changes in assets and liabilities:
Restricted cash (property tax and insurance reserves)	985,431	(461,236)
Accounts receivable	(1,772,274)	(1,739,447)
Accounts receivable from related parties	246,775	(96,880)
Prepaids and other assets	(640,642)	(1,334,145)
Accounts payable and accrued expenses	(381,800)	883,003
Accounts payable and accrued expenses to related parties	686,685	527,465
Other liabilities	(1,381,229)	615,849

Net Cash Provided by (Used in) Operating Activities	11,447,160	(876,483)

Cash Flows from Investing Activities
Acquisition of real estate and intangibles	(148,024,279)	(134,202,268)
Net proceeds from the sale of storage facilities	17,935,607	—
Capital expenditures for real estate	(2,741,619)	(1,312,878)
Change in marketable securities	—	(61)
Proceeds from redemption of marketable securities	—	100,109
Change in restricted cash (capital reserves)	1,145,751	(680,487)

Net Cash Used in Investing Activities	(131,684,540)	(136,095,585)

Cash Flows from Financing Activities
Proceeds from mortgage notes payable	124,960,001	105,000,000
Principal payments on mortgage notes payable	(5,347,668)	(105,805,311)
Proceeds from acquisition credit facility	77,658,615	82,494,500
Payments on acquisition credit facility	(97,879,500)	—
Payments on acquisition credit facility upon sale of storage facilities	(11,298,615)	—
Proceeds from notes payable	—	11,000,000
Principal payments on notes payable	—	(11,000,000)
Increase in financing costs	(4,544,049)	(3,331,043)
Contributions from Partners	49,448,342	61,080,000
Distributions to Partners	(3,401,038)	(548,515)
Payment of fundraising costs	(1,042,740)	(6,851,336)

Net Cash Provided by Financing Activities	128,553,348	132,038,295

Net Increase (Decrease) in Cash and Cash Equivalents	8,315,968	(4,933,773)
Cash and Cash Equivalents at the Beginning of the Year	12,714,570	17,648,343

Cash and Cash Equivalents at the End of the Year	$21,030,538	$12,714,570

LifeStorage, LP

Consolidated Statements of Cash Flows

	2015	2014
Years Ended December 31,	(As Restated)	(As Restated)

Supplemental Cash Flow Information
Cash paid for interest	$13,121,982	$12,540,801

Supplemental Non-Cash Investing and Financing Activities
Acquisition of real estate and intangibles in exchange for the issuance of common and Series T units	$(16,316,075)	$(11,833,845)
Acquisition of real estate and intangibles in exchange for the issuance of Series E	$(2,673,649)	$(2,951,493)
Acquisition of real estate via note agreement with seller	$1,100,000	3,000,000
Acquisition of real estate via hold-back from seller	$—	1,250,000
Debt assumed in connection with acquisition of real estate	$3,206,777	$17,057,313
Exercise of warrants into common units via cashless settlement of accrued liability	$—	$450,000
Issuance of Series E to pay consultant fees	$249,975	$—

See accompanying notes to the consolidated financial statements.

LifeStorage, LP

Notes to Consolidated Financial Statements

1.	Organization

LifeStorage, LP (the “Company”), a Delaware limited partnership formerly known as Storage UPREIT Partners, LP, was formed on June 11, 2010 for the purpose of acquiring, owning and operating self-storage properties. The Company is the sole member and manager of fifty-five asset-owning limited liability companies, the managing member of LS Portfolio, LLC (“LS Portfolio”), a limited liability company that owns seventeen properties, the managing member of Super Portfolio, LLC (“Super Portfolio”), a limited company that owns four properties, and the sole member of LS Property Management Services, LLC, a limited liability company, engaged in the management of self-storage properties. The general partner of the Company is LifeStorage Management, LLC (“LifeStorage Management” or “General Partner”) (formerly known as Storage UPREIT Management, LLC). The term of the Company is to continue until dissolved.

The Company’s consolidated portfolio consists of 76 self-storage properties located throughout the United States and as of December 31, 2015, had an occupancy rate of 85.6% (unaudited). The Company acquired 20 and 22 properties in 2015 and 2014, respectively. The Company also sold five properties in 2015. The following is a schedule of the properties owned by the Company as of December 31, 2015:

Property Name	Location of Property	Acquisition Date	Rentable Sq. Ft. (unaudited)	Acquisition Price

Milwaukee North	Milwaukee, WI	Dec 2011	86,218	$7,160,000
West Jordan	West Jordan, UT	Dec 2011	86,030	4,852,000
South Congress	Austin, TX	Jan 2012	62,780	3,127,000
Algonquin	Algonquin, IL	Jul 2012	74,105	8,617,908
Carpentersville	Carpentersville, IL	Jul 2012	24,155	2,653,434
Elgin	Elgin, IL	Jul 2012	72,128	9,192,215
Rogers Park	Chicago, IL	Jul 2012	69,959	11,378,750
Matteson	Matteson, IL	Jul 2012	88,568	9,368,672
Chicago Heights	South Chicago Heights, IL	Jul 2012	59,200	4,881,618
Wrigleyville	Addison, IL	Jul 2012	90,299	15,778,125
State Street	Chicago, IL	Jul 2012	71,904	13,194,835
Hermosa	Chicago, IL	Jul 2012	57,966	8,041,407
Humboldt	Chicago, IL	Jul 2012	61,650	9,111,111
Little Village	Chicago, IL	Jul 2012	88,557	8,259,513
Libertyville	Libertyville, IL	Jul 2012	93,495	15,923,894
Aurora	Aurora, IL	Jul 2012	83,547	10,663,057
Morton Grove	Morton Grove, IL	Jul 2012	77,013	9,881,604
Bridgeview	Bridgeview, IL	Jul 2012	94,461	12,327,893
Addison	Addison, IL	Jul 2012	42,896	6,152,986
Mokena	Mokena, IL	Jul 2012	86,561	10,821,978
Silverado Ranch	Las Vegas, NV	Oct 2012	116,318	11,267,000
Flowood	Flowood, MS	Nov 2012	145,430	8,936,000
Sacramento State	Sacramento, CA	Dec 2012	87,957	9,000,000
Elk Grove	Sacramento, CA	Dec 2012	79,805	6,202,000
Westchase	Houston, TX	Dec 2012	77,630	5,496,000
Henderson	Henderson, NV	Dec 2012	101,208	4,400,000
Scenic Ridge	Austin, TX	Jan 2013	89,710	4,965,000
Round Rock	Round Rock, TX	Jan 2013	54,250	3,179,488
West Killeen	Killeen, TX	Feb 2013	149,460	13,111,195

LifeStorage, LP

Notes to Consolidated Financial Statements

Property Name	Location of Property	Acquisition Date	Rentable Sq. Ft. (unaudited)	Acquisition Price

Rhodes Ranch	Las Vegas, NV	May 2013	64,125	$4,262,000
Enterprise	Las Vegas, NV	May 2013	102,025	7,750,000
Whitney Ranch	Henderson, NV	Jun 2013	51,765	3,150,000
Sun West	Las Vegas, NV	Oct 2013	73,620	7,650,000
N Las Vegas	Las Vegas, NV	Oct 2013	58,415	3,500,000
Nevada Trails	Las Vegas, NV	Oct 2013	36,506	3,000,000
Pell Industrial	Sacramento, CA	Oct 2013	53,340	4,650,000
Richardson	Richardson, TX	Oct 2013	60,275	6,550,000
Mission Hills	Henderson, NV	Dec 2013	75,300	5,371,000
Warm Springs	Las Vegas, NV	Dec 2013	92,245	7,550,000
Fruitridge	Sacramento, CA	Apr 2014	108,590	6,946,792
Braker	Austin, TX	Apr 2014	71,999	9,300,000
Spring Valley	Las Vegas, NV	Apr 2014	80,695	4,200,000
Natomas Park	Sacramento, CA	May 2014	57,570	5,200,000
North Natomas	Sacramento, CA	May 2014	105,225	7,143,000
Torrance	Torrance, CA	Jul 2014	91,024	25,500,000
Elk Gove Florin	Elk Grove, CA	Aug 2014	141,250	12,000,000
Longwood	Longwood, FL	Oct 2014	56,884	5,258,758
Sommerall	Houston, TX	Oct 2014	48,275	2,507,819
Shady Acres	Houston, TX	Oct 2014	94,645	11,808,791
Winchester	Houston, TX	Oct 2014	52,900	2,527,686
Irvine	Irvine, CA	Oct 2014	77,949	11,888,254
Palm Desert	Palm Desert, CA	Oct 2014	134,468	8,866,762
El Dorado Hills	El Dorado Hills, CA	Oct 2014	102,747	12,250,000
Aliante	Las Vegas, NV	Oct 2014	88,350	8,100,000
Montclare	Chicago, IL	Oct 2014	64,020	7,290,037
Elmhurst	Elmhurst, IL	Oct 2014	80,675	11,509,963
Woodland	Woodland, CA	Jan 2015	56,678	5,000,000
El Camino	Sacramento, CA	Jan 2015	69,560	5,200,000
West Arlington	Arlington, TX	Jan 2015	73,184	11,000,000
Ann Ferrell	North Las Vegas, NV	Feb 2015	64,050	3,200,000
Barrington	Barrington, IL	Feb 2015	74,230	11,305,785
Naperville	Naperville, IL	May 2015	71,283	11,305,785
Forest Park	Forest Park, IL	June 2015	76,026	9,892,562
Lockhart	Orlando, FL	July 2015	44,275	3,250,000
Winter Garden	Winter Garden, FL	July 2015	54,033	3,600,000
North San Antonio	San Antonio, TX	July 2015	64,825	6,100,000
La Grange	LaGrange Park, IL	Aug 2015	73,037	11,541,322
Ellington	Houston, TX	Aug 2015	102,876	9,868,986
Georgetown	Georgetown, TX	Aug 2015	82,426	12,677,315
Pflugerville	Pflugerville, TX	Aug 2015	70,476	7,349,457
Plano	Plano, TX	Aug 2015	66,310	8,604,242
East Las Vegas	Las Vegas, NV	Oct 2015	66,299	3,950,000
Sun City	Las Vegas, NV	Nov 2015	76,070	13,200,000
Southern Highlands	Las Vegas, NV	Dec 2015	109,110	15,150,000
Glenview	Glenview, IL	Dec 2015	86,102	12,954,546
Libertyville Lakes	Libertyville, IL	Dec 2015	35,775	5,750,000

		Total	5,914,767	$624,575,545

LifeStorage, LP

Notes to Consolidated Financial Statements

2.	Restatement of Previously Issued Financial Statements

The Company’s consolidated statements of cash flows for the years ended December 31, 2015 and 2014 contained a misstatement related to the classification of the payment of acquisition costs in investing activities rather than in operating activities. As a result, the Company has restated its consolidated statements of cash flows for the years ended December 31, 2015 and 2014. The restatement had no impact to the Company’s previously reported consolidated balance sheets, consolidated statements of operations and consolidated statements of changes in redeemable preferred and common units and partners’ equity. The net effect of the restatement on the Company’s previously reported consolidated statements of cash flows for the years ended December 31, 2015 and 2014 is as follows:

Years Ended December 31, 2015	As Previously Reported	Adjustments	As Restated
Cash Flows from Operating Activities Accounts payable and accrued expenses	$3,787,233	$(4,169,033)	$(381,800)

Net Cash Provided by Operating Activities	15,616,193	(4,169,033)	11,447,160

Cash Flows from Investing Activities Payment of acquisition costs	(4,169,033)	4,169,033	—

Net Cash Used in Investing Activities	(135,853,573)	4,169,033	(131,684,540)

Net Increase (Decrease) in Cash and Cash Equivalents	8,315,968	—	8,315,968

Cash and Cash Equivalents at the Beginning of the Year	12,714,570	—	12,714,570

Cash and Cash Equivalents at the End of the Year	$21,030,538	$—	$21,030,538

Years Ended December 31, 2014	As Previously Reported	Adjustments	As Restated
Cash Flows from Operating Activities Accounts payable and accrued expenses	$6,146,836	$(5,263,833)	$883,003

Net Cash Used in Operating Activities	4,387,350	(5,263,833)	(876,483)

Cash Flows from Investing Activities Payment of acquisition costs	(5,263,833)	5,263,833	—

Net Cash Used in Investing Activities	(141,359,418)	5,263,833	(136,095,585)

Net Increase (Decrease) in Cash and Cash Equivalents	(4,933,773)	—	(4,933,773)

Cash and Cash Equivalents at the Beginning of the Year	17,648,343	—	17,648,343

Cash and Cash Equivalents at the End of the Year	$12,714,570	$—	$12,714,570

LifeStorage, LP

Notes to Consolidated Financial Statements

The Company also determined, subject to additional underwriting requirements, that there is $25 million in excess of the $75 million commitment under the Key Bank financing arrangement as disclosed in Subsequent Events (Note 20). The $25 million of uncommitted financing was not previously disclosed. As a result of this disclosure, the Liquidity Footnote (Note 3) has been updated to reflect the additional financing available as well.

Disclosure of subsequent events (Note 20) has been updated through the date the restated financials were available to be issued.

3.	Liquidity

During 2015, the Company had an operating loss of $1,530,258, net loss of $11,358,718 and cash provided by operating activities of $11,447,160 (as restated). As of December 31, 2015, the Company also had available $49,025,000 under a $100 million acquisition credit facility maturing in June 2017 and $110 million available under a $200 million term loan maturing in June 2018.

Included in mortgage notes payable on the consolidated balance sheet as of December 31, 2015 are two mortgage notes payable that mature in 2016 and one mortgage note payable that matures in February 2017. As of December 31, 2015, the $3,183,721 mortgage note payable on the North San Antonio property matures on November 1, 2016, the $5,998,296 mortgage note payable on the West Killeen property matures on May 1, 2016 and the $4,290,312 mortgage note payable on the Elk Grove property matures on February 8, 2017. The properties collateralizing these notes had occupancy rates ranging from 83.6% to 89.5% as of December 31, 2015. The note payable on the West Killeen property was paid off and refinanced with a draw of $11,157,000 on the acquisition line on March 4, 2016. Management expects that it will be able to refinance the North San Antonio and Elk Grove mortgage notes and also believes that the value of the underlying property collateralizing each of the mortgage notes payable is sufficient to cover the outstanding loan balances.

On February 29, 2016, the Company obtained an unsecured term loan from Key Bank for up to $75 million. The Company received $50 million of the commitment at the close of the loan with the balance available to draw for six months thereafter subject to continued compliance with loan terms. The initial maturity date is February 2019 with two twelve-month extension options. Subject to additional underwriting, there is also $25 million available in addition to the $75 million commitment for total funding not to exceed $100 million under this agreement.

If needed, the Company also has Rescue Financing available from one of its Series T1 investors as discussed in Note 15. Although there can be no assurance that the Company will be able to refinance or pay off the notes or raise additional funds, management believes that it will be able to do so and that it has sufficient resources to continue maintaining its portfolio of properties and operations.

LifeStorage, LP

Notes to Consolidated Financial Statements

4.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries as disclosed in Note 1. All significant intercompany accounts and balances have been eliminated in consolidation. The consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reclassifications

The Company has reclassified certain amounts in the 2014 financial statements to conform to current year presentation. Such reclassifications had no effect on previously reported results of assets, liabilities, partners’ equity and net loss.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates include the allowance for doubtful accounts, purchase price allocation for acquired properties and intangibles at fair value, useful lives to compute depreciation and amortization, whether an impairment of asset values has occurred, valuation of the interest rate cap, valuation of the consideration for the termination of the option to acquire additional properties from LSC Development, LLC (“LSCD”), valuation of the property tax obligation liability, and the valuation of warrants and equity.

Real Estate

Real estate facilities are recorded at cost. Internal and external transaction costs associated with the acquisition or disposition of real estate as well as expenditures for maintenance and repairs are expensed as incurred. Land improvements, buildings, building improvements and other fixed assets are depreciated on the straight-line method over estimated useful lives as follows:

Land Improvements	15 years
Buildings	27.5 years
Building Improvements	10 years
Other Fixed Assets	5-10 years

Option to Acquire Additional Properties

As part of the Company’s acquisition in 2012 of the LS Portfolio properties and the LifeStorage trade name, the Company entered into an option agreement (“Option Agreement”) with LSCD to acquire five additional properties in Chicago and Harwood Heights, Illinois of which two are at fixed prices of $24 million and $30 million. On October 2, 2014, the Option Agreement was cancelled concurrent with a significant equity investment (See Significant Investment Event Note 15). The write-off of the value of the cancelled Option Agreement along with the valuation of the consideration given to terminate the Option Agreement and the measurement of the property tax

LifeStorage, LP

Notes to Consolidated Financial Statements

obligation during 2014 is $19,747,333 as further detailed in Note 15. The loss on the termination of the Option Agreement is recorded through 2014 earnings as a non-cash item under loss on termination of LSCD option agreement and the loss on remeasurement of property tax obligation.

Cash and Cash Equivalents and Marketable Securities

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company invests a portion of its cash in money market accounts. Cash equivalents are recorded at cost, which approximates market value. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Restricted Cash

Restricted cash is held in third-party escrow accounts and consist of cash reserves for payments of real estate property taxes, insurance and purchases of capital improvements pursuant to the terms of the mortgage notes payable agreements as disclosed in Notes 7 and 8.

Accounts Receivable and Allowances for Doubtful Accounts

Accounts receivable are carried at their invoiced or amount per lease agreement, net of allowances. Management provides for the allowances based on a percentage of aged receivables and assesses accounts receivable on a periodic basis to determine if any additional amounts will potentially be uncollectible. After all attempts to collect accounts receivable are exhausted, the uncollectible balances are written-off against the allowance. The allowance for doubtful accounts as of December 31, 2015 and 2014 was $215,800 and $232,432, respectively.

Intangible Assets

Intangible assets are comprised of in-place leases arising from the acquisition of properties, above or below market leases arising from cellular tower leases and commercial leases at acquired properties and the LifeStorage trade name acquired in July 2012.

In-place leases are finite-lived and are amortized over the estimated benefit of the tenants in place at the time of the property acquisition which is generally 6 to 12 months and the amortization is recorded as part of depreciation and amortization on the consolidated statements of operations.

Above or below market leases are finite-lived and are amortized over the remaining life of the cellular tower or commercial lease. Amortization on the above or below market leases is recorded as contra-revenue with other property related income on the consolidated statements of operations. Cell tower leases generally have an initial five-year term with options to renew for subsequent five-year terms. Commercial leases generally have a one-year term.

The LifeStorage trade name has an indefinite life and accordingly is not amortized.

LifeStorage, LP

Notes to Consolidated Financial Statements

Financing Fees and Related Costs and Debt Discount

The Company paid fees and related costs in connection with each of its mortgage notes payable and the acquisition credit facility. In accordance with Accounting Standards Update (“ASU”) No. 2015-03, the Company includes in financing fees only those costs incurred in connection with a securing a line of credit facility. These costs are amortized using the straight-line method, which approximates the effective interest method over the life of the credit commitment. The financing fees net of accumulated amortization are recorded as an asset and the amortization is included in interest expense on the consolidated statements of operations. Accumulated amortization and amortization expense for financing fees and related costs as of and for the year ended December 31, 2015 was $386,550 and $650,863, respectively. Accumulated amortization and amortization expense for financing fees and related costs as of and for the year ended December 31, 2014 was $657,976.

Debt discount includes all fees paid to secure mortgage debt or an incremental draw on the acquisition credit facility whether paid directly to a lender, on behalf of the lender or to outside parties. These costs are amortized using the straight-line method over the life of the related debt, which approximates the effective interest rate method. The net debt discount is recorded as an offset to the mortgage notes payable and acquisition credit facility. Amortization of debt discount is included in interest expense on the consolidated statements of operations.

Evaluation of Asset Impairment

The Company reviews the carrying value of its real estate assets and any definite life intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates evidence of impairment and the carrying value of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of, if any, are written down to the lower of cost or fair value, less estimated costs to sell. The Company determined that its real estate and definite life intangible assets were not impaired as of December 31, 2015 and 2014.

The Company also assesses the recoverability of its indefinite life trade name intangible at least annually and as triggering events may occur. The impairment test for identifiable intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount exceeds the fair value, then a second step of assessment is performed to measure the impairment loss, if any. To determine fair value, a number of factors are used to discount anticipated future cash flows including operating results, business plans and present value techniques. The Company determined its indefinite life trade name intangible asset was not impaired as of December 31, 2015 and 2014.

LifeStorage, LP

Notes to Consolidated Financial Statements

Assets Held for Sale and Net Loss from Discontinued Operations

Assets are classified as held for sale on the consolidated balance sheets if a disposal plan is in place, actions to achieve the sale have been initiated, a sale is probable and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. When a real estate asset is identified by the Company as held for sale, the Company will cease depreciation and amortization of the assets related to the property and estimate the fair value, net of selling costs. The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the consolidated statements of operations for all periods presented.

The Company evaluates assets held for sale for impairment each reporting period. If, as a result of this evaluation, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs. There were no assets held for sale as of December 31, 2015. See Note 10.

Above Market Debt

Above market debt represents debt assumed in relation to real estate acquisitions. Since the assumed debt are based on existing loan agreements with contractual terms that are inferior to market terms, the assumed debt is treated as unfavorable and is accordingly recorded as a liability. The liability is amortized on a straight-line basis over the remaining term of the debt. Amortization is included as an offset to interest expense in the consolidated statements of operations.

Property Tax Obligation Liability

As disclosed in Note 15, in connection with the significant equity investment made in October 2014 and as an incentive to an existing investor to cancel an option agreement to acquire additional properties from the existing investor, the Company entered into a property tax obligation agreement that provides some protection against future property tax increases for properties in the portfolio and reassessments. The estimated value of amounts owed to the investors under the agreement is based on assumptions for the current known property tax amounts, the estimated future property tax amounts based on estimated reassessed values, the future liquidity date and the discount rate used to present value the liability. Upon initial recognition of the property tax obligation liability in 2014, the value of the liability was partly recorded to gain (loss) on remeasurement of property tax obligation and partly recorded as discount in relation to the issuance of T1 and T3 units on the consolidated statements of changes in redeemable preferred and common units and partners’ equity. Amounts are recorded contra equity as a discount if an investor made a new monetary investment into the Company during the year. The Company reports the obligation under this agreement at fair value and adjusts the value at each reporting period. The change in value of the liability is recorded as a gain (loss) on remeasurement of property tax obligation on the consolidated statements of operations.

LifeStorage, LP

Notes to Consolidated Financial Statements

Non-Controlling Interest - Series C

In July 2012, the Company obtained a controlling interest in LS Portfolio, which holds the assets acquired and liabilities assumed in the purchase of seventeen properties. The Company is the managing member of LS Portfolio. The non-controlling interest was granted to the former owners of the properties as purchase consideration via the issuance of Series C units. Concurrent with the Significant Investment Event disclosed in Note 15, the terms of the LS Portfolio agreement were amended. The original LS Portfolio agreement included an option whereby on and after July 2017, each of the Series C unit holders has the right, but not the obligation, to require the Company to redeem all of the Series C units in exchange for common units of the Company on a one-for-one basis or an amount equal to $5.00 per Series C unit. The revised agreement changes the redemption date to October 2019 and the redemption option to T2 units or an amount equal to $5.00 per Series C unit.

The non-controlling interest has been presented in mezzanine equity on the accompanying consolidated balance sheets since the Series C units have a contingent redemption at the option of the Series C unit holders on or after October 2019.

The non-controlling interest - Series C holders only have conversion and put rights and ownership only in LS Portfolio. Because of the put rights, any losses initially allocated would be reversed and absorbed by other investors. Additionally, under the terms of the LS Portfolio LLC agreement, C holders are not allocated amounts that would take their investment below their initial capital amounts. Therefore, no losses in 2015 and 2014 have been allocated to the non-controlling interest - Series C holders.

Non-Controlling Interest - Series E

In March 2014, the Company obtained a controlling interest in Super Portfolio, which holds the assets acquired and liabilities assumed in the purchase of four properties during 2015 and 2014. The Company is the managing member of Super Portfolio. The non-controlling interest was granted to the former owners of the properties as purchase consideration via the issuance of Series E units. The Super Portfolio agreement includes an option whereby at any time prior to the fifth anniversary of the date that each of the Series E unit holders makes a capital contribution, the Series E unit holder has the right, but not the obligation, to require Super Portfolio to redeem all of the Series E Preferred units in exchange for common units of the Company on a one-for-one basis. From and after the fifth anniversary of the date that each Series E unit holder makes capital contributions, each Series E unit holder has the right, but not the obligation to require Super Portfolio to redeem the Series E units at the original price at which the Series E units were issued as purchase consideration.

The non-controlling interest has been presented in mezzanine equity on the accompanying consolidated balance sheets since the Series E units have a contingent redemption at the option of the Series E unit holders. The non-controlling interest - Series E holders only have conversion and redemption rights, as described above, and ownership of a portion of the properties that comprise the Super Portfolio. Because of the contingent redemption rights, no losses have been allocated to the non-controlling interest - Series E holders. Further, under the terms of the Super Portfolio LLC agreement, no losses are allocated to the Series E holders since they only receive a preferred return and do not receive an allocation of losses, which would deplete the Series E holder capital accounts.

LifeStorage, LP

Notes to Consolidated Financial Statements

Redeemable Common Units

See Note 16 for disclosure on the Company’s redeemable common units. Certain common units have an associated put right. The holder has the option to put these common units to the Company after July 2019 if no qualified liquidity event as defined in the limited partnership agreement has occurred. The put right requires physical settlement of the fair market value of the common units in exchange for either cash or in certain instances a promissory note. The put right is not legally detachable and separable and does not extend to common units or other shares subsequently purchased from another investor or directly from the Company. Given this, the common units associated with the put right have been presented in mezzanine equity on the accompanying consolidated balance sheets. At December 31, 2015, the common units with the put right are not currently redeemable and it is not probable that they will become redeemable because the timing of the qualified liquidity event is uncertain at this time.

Redeemable Series T3 Units

As disclosed in Note 15, during 2014 the Company issued T3 units to TPG Real Estate (“TPG”). The T3 units are converted into T1 units once the appropriate lender consents have been received and TPG makes up at least 50% of the Board of Managers of the General Partner and at least 50% of the Investment Committee of the General Partner. If the appropriate lender consents have not been received by December 31, 2015, the T3 unit holders may require the Company to redeem or repurchase all or any portion of the T3 units for an aggregate purchase price equal to 110% of the initial capital contributions made for the T3 units. The T3 units are presented in mezzanine equity on the accompanying consolidated balance sheets as of December 31, 2014 since there is a contingent redemption feature at the option of the holder that is not within the control of the Company. No adjustments to the value of the T3 units to the redemption amount were made in 2014 since the T3 units are not initially redeemable.

As disclosed in Note 15, in May 2015 the Company obtained the necessary lender consents and TPG obtained 50% representation on the Board of Managers and Investment Committee of the General Partner. The Company recorded the impact of a beneficial conversion feature in 2015 and included the presentation of converted T3 units with T1 and T2 units in the consolidated statements of changes in redeemable preferred and common units and partners’ equity.

Warrants

The Company has issued warrants to certain employees, non-employees and investors that are exercisable into shares of common, T2 and T3 units. The common and T2 warrants are classified in partners’ equity. The T3 warrants are issued to TPG and are classified in the consolidated balance sheets as a liability because the T3 units into which the warrants are exercisable are classified as mezzanine equity. At December 31, 2014, the T3 warrants were remeasured at fair value and the adjustment to fair value is charged to loss on remeasurement of warrants on the statement of operations. During 2015, upon receipt of the lender consents, the T3 warrants were revalued, converted to T1 warrants and reclassified on the consolidated balance sheets to partners’ equity.

LifeStorage, LP

Notes to Consolidated Financial Statements

The common, T2 and T3 warrants have no anti-dilution provisions and are fair valued using Black-Scholes at the time of grant. The exception is as it relates to the T3 warrants. Since the T3 warrants were issued with T3 units to TPG, the proceeds from the investment were allocated to the T3 units and the T3 warrants. Because the T3 warrants are liabilities, the fair value at issuance was assigned to the warrants and that portion of the consideration paid by TPG was allocated to the warrants. Accordingly, the T3 warrant liability was recorded as a discount to the redeemable Series T3 units. The T3 warrants were revalued at December 31, 2014 and at the time of conversion to T1 warrants on May 1, 2015 with the non-cash expense recorded in the consolidated statements of operations as the loss on remeasurement of warrant liability.

When the warrants are exercised, the originally recorded fair-value is included with additional paid-in capital of the respective class of equity.

Revenue Recognition

Rental income primarily includes income from tenants subject to leases for self-storage space, which are generally under month-to-month leases. Other property related income includes various administrative fees, late fees, customer protection plan revenues and merchandise fees. Property management fee income is derived from management fees received from managing non-owned self-storage properties.

All revenues are recognized as earned. Any discounts or special promotions offered to customers are recorded as a reduction to revenues.

Advertising Costs

Advertising costs are expensed as incurred and amounted to $851,103 and $665,508 for the years ended December 31, 2015 and 2014, respectively. Advertising costs are included as part of self-storage cost of operations on the consolidated statements of operations.

Property Tax Expense

Upon acquisition by the Company, each of the properties is subject to property tax reassessment. Property tax expense is based on actual amounts billed and in some instances are based on estimates or historical trends if the tax assessments have not yet been received. Property tax expense is included as part of self-storage cost of operations on the consolidated statements of operations and totaled $7,535,816 and $5,361,480 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company is a limited partnership and, as such, is not subject to income taxes. Accordingly, Federal, state and local income taxes have not been provided for in the accompanying consolidated financial statements. Partners are responsible for reporting their allocable share of the Company’s income, gains, deductions, losses and credits on their individual income tax returns.

LifeStorage, LP

Notes to Consolidated Financial Statements

The Company follows the accounting guidance for uncertain tax positions, which prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Management has determined that the Company does not have a liability for uncertain tax positions or unrecognized tax benefits. Accordingly, no position for taxes is made in the accompanying consolidated financial statements.

Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU 2014-08”). ASU 2014-08 changes the requirements for reporting discontinued operations. Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has or will have a major effect on an entity’s operations and financial results. ASU 2014-08 is effective for all disposals or classifications as held for sale of components of an entity that occur within fiscal years beginning after December 15, 2014, and early adoption is permitted. The Company adopted this standard in 2015.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. ASU 2014-09 outlines a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. ASU 2014-09 is effective for reporting periods beginning after December 15, 2018, and early adoption for annual reporting periods beginning after December 15, 2016 is permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently assessing the impact of the adoption of ASU 2014-09 on the consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Amendments to the Consolidation Analysis.” This ASU amended the process that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. The amendment modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships, among other provisions. This ASU is effective for annual periods beginning after December 15, 2016, and early adoption permitted. The Company is currently evaluating what impact the standard will have on the consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability, be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments do not affect the current guidance on the recognition and measurement of debt issuance costs. Under the ASU, the Company is required to reclassify deferred financing costs, previously presented as assets on the consolidated balance sheets, and net those costs with debt. This ASU

LifeStorage, LP

Notes to Consolidated Financial Statements

can be applied retrospectively to all prior periods and is effective for fiscal years beginning after December 15, 2015, with early adoption permitted for financial statements that have not been previously issued. The Company opted to early adopt the ASU during the fiscal year beginning January 1, 2014.

5.	Fair Value of Financial Instruments

The Company has adopted the accounting guidance for fair value measurements. The accounting guidance for fair value measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The accounting guidance also outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The classification of a financial asset or liability within the hierarchy is based upon the lowest level input that is significant to the fair value measurement. The fair value hierarchy prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Quoted prices for identical instruments in active markets

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant value drivers are observable

Level 3 - Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets and liabilities

The following table presents the Company’s fair value measurements for the Company’s assets and liabilities that are measured at the estimated fair value, on a recurring basis, categorized in accordance with the fair value hierarchy:

As of December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets
Interest rate caps	$—	$—	$23,415	$23,415

Total assets measured at fair value	$—	$—	$23,415	$23,415

Liabilities
Property tax obligation liability	$—	$—	$29,097,151	$29,097,151

Total liabilities measured at fair value	$—	$—	$29,097,151	$29,097,151

LifeStorage, LP

Notes to Consolidated Financial Statements

As of December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets
Interest rate cap	$—	$—	$224,007	$224,007

Total assets measured at fair value	$—	$—	$224,007	$224,007

Liabilities
Property tax obligation liability	$—	$—	$35,894,715	$35,894,715
T3 warrants	—	—	17,227,000	17,227,000

Total liabilities measured at fair value	$—	$—	$53,121,715	$53,121,715

There are two interest rate caps. In relation to one of the mortgage notes, in October 2014, the Company entered into an interest rate cap agreement with an initial notional amount of $105 million. The interest rate cap is triggered if LIBOR reaches 3% and matures in October 2017. The floating rate to the cap is based off the one month LIBOR. The fair value of the interest rate cap as of December 31, 2015 and 2014 is $12,665 and $224,007, respectively, and is included in prepaid and other assets on the consolidated balance sheets. The change in value of the interest rate cap during 2015 and 2014 was $211,342 and $257,993, respectively, and is included in interest expense during 2015.

In relation to the new term loan with CitiBank the Company entered into an interest rate cap agreement in October 2015 with an initial notional amount of $90 million. The interest rate cap is triggered if LIBOR reaches 3.75% and matures in June 2018. The fair value of the interest rate cap as of December 31, 2015 is $10,750 and is included in prepaid and other assets on the consolidated balance sheet. The change in value of the interest rate cap during 2015 was $89,250 and is included in interest expense during 2015.

As disclosed in Note 15, in connection with the Significant Investment Event in October 2014, the Company entered into a property tax obligation agreement with certain investors. The Company estimates the fair value of the property tax obligation liability owed to the investors under the agreement based on assumptions for the known current property tax amounts and the estimated future property tax amounts using the assistance of third party property tax specialists. Additional inputs to estimate fair value include a 5.75% cap rate (as contractually agreed), variable liquidity dates of June 30, 2016 and December 31, 2017 and a 5% discount rate to present value the liability.

LifeStorage, LP

Notes to Consolidated Financial Statements

The T3 warrants were issued in connection with a commitment by a single investor in the T3 units and were valued at issuance, at year-end using the Black-Scholes method and at conversion of T3 warrants to T1 warrants using the following assumptions:

	October 2, 2014	December 31, 2014	May 1, 2015

Volatility	25%	25%	18%
Dividend rate	—%	—%	—%
Expected term	1.25 years	1.00 years	0.83 years
Risk-free interest rate	0.21%	0.25%	0.19%

The fair value of T3 warrants on grant date in October 2014 was $7,861,000, which was recorded as a discount to the T3 units. As of December 31, 2014, the fair value of T3 warrants was estimated at $17,227,000. An adjustment was made to increase the fair value by $9,366,000 and is recorded as a loss on remeasurement of warrant liability on the consolidated statements of operations. The increase in the fair value of the warrants from the grant date to year end 2014 is primarily due to the increase in the value of the T units into which the warrants are exercisable.

In May 2015, the T3 warrants converted into T1 warrants upon receipt of the lender consents disclosed in Note 15. Prior to conversion, the fair value of the outstanding T3 warrants was estimated to be $18,049,000. An adjustment was made to increase the fair value for $4,513,500 and is recorded as a loss on remeasurement of warrant liability on the consolidated statements of operations.

The change in the Level 3 assets and liabilities are as follows:

	Interest Rate Cap	Property Tax Obligation Liability	T3 Warrants

Balance at December 31, 2013	$—	$—	$—
Purchases, sales, issues, settlements	482,000	35,894,715	7,861,000
Changes in fair value	(257,993)	—	9,366,000
Net transfers in and/or (out) of Level 3	—	—	—

Balance at December 31, 2014	224,007	35,894,715	17,227,000
Purchases, sales, issues, settlements	100,000	—	(3,691,500)
Changes in fair value	(300,592)	(6,797,564)	4,513,500
Net transfers in and/or (out) of Level 3	—	—	(18,049,000)

Balance at December 31, 2015	$23,415	$29,097,151	$—

Cash and cash equivalents, restricted cash, accounts receivable, prepaid and other assets, accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair values due to the short-term nature of these instruments.

LifeStorage, LP

Notes to Consolidated Financial Statements

The Company uses significant judgment to estimate fair values in recording its property acquisitions; evaluating its real estate and intangible assets for impairment; and to determine the fair values of the notes payable, mortgage notes payable, property tax obligation liability and warrants. In estimating the fair values of the Company’s real estate and debt, significant unobservable Level 3 inputs are considered including the market prices of land, capitalization rates, projected earnings and estimated interest rates. The estimated fair values were determined by management using available market information and appropriate valuation methodologies. Assumptions used to estimate the property tax obligation liability and warrants are as disclosed in this footnote above. However, considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial assets and liabilities at December 31, 2015 and 2014. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

6.	Real Estate and Intangible Assets

Real estate, net consists of the following:

December 31,	2015	2014

Land	$99,001,612	$72,412,797
Land improvements	47,351,174	32,793,419
Buildings	459,083,705	336,448,216
Building improvements	2,632,846	673,050
Construction in progress	1,800,562	—
Other fixed assets	1,244,426	687,486

	611,114,325	443,014,968
Less: accumulated depreciation	(40,434,367)	(23,412,081)

Real estate, net	$570,679,958	$419,602,887

Depreciation expense for the years ended December 31, 2015 and 2014 was $17,051,808 and $11,781,529, respectively. The construction in progress relates to the Company’s Georgetown property, which is undergoing an expansion as of December 31, 2015. The expansion was completed in January 2016.

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LifeStorage, LP

Notes to Consolidated Financial Statements

During 2015 and 2014, the Company acquired 20 and 22 self-storage facilities, respectively, for total purchase consideration as follows:

	2015	2014

Cash paid to sellers and third parties for acquisition costs	$63,273,844	$58,376,782
Proceeds from new mortgage notes payable	27,510,000	—
Proceeds from acquisition credit facility	60,760,000	79,537,000
Debt discount (fees paid to lenders)	(874,414)	(745,782)
Acquisition and closing costs	(2,645,151)	(2,965,732)

Cash and debt consideration, net of costs	148,024,279	134,202,268
Assets and liabilities assumed, net	(670,755)	(517,055)
Deferred payment upon completion of parking lot	—	1,250,000
Promissory note to seller (Note 9)	1,100,000	3,000,000
Mortgage notes payable assumed	3,206,777	17,057,313
Series E units issued to sellers	2,923,624	2,951,493
Common and Series T2 units issued to sellers	16,316,075	11,833,845

Total purchase consideration	$170,900,000	$169,777,864

The below summarizes the per unit value of consideration paid to sellers via the issuance of shares:

	2015	2014

Common units	$5.00	$5.00
Series E units	$5.50	$5.50
Series T2 units	$4.00		*

*	No units of this type were issued to sellers.

Management estimated the per unit value of equity units issued to sellers based on the cash paid per unit by new cash investors in 2015 and 2014.

The 2014 purchase of the El Dorado Hills property included a $1.25 million deferred payment to ensure that the seller meets its obligation to complete the construction of the parking lot on the property. The Company paid all expenses related to the construction of the parking lot and the remainder is due to the seller payable in cash or common units at the seller’s option. The deferred amount was partially settled in 2015 via a cash payment of $500,000 to the seller. The remaining deferred amount after the cash payment to the seller and after all construction costs are paid will be approximately $550,000 and approximately 110,000 common units will be issued in 2016 to settle the remaining amounts owed to the seller.

In 2015, five properties were contributed and one purchased from a related party for total consideration of $62,750,000 in exchange for cash, debt and equity. A total of 3.5 million Series T2 Units were issued valued at $4.00 per unit for total value of $14 million. The related party is represented on the Board by one member and has contributed properties in prior years. The Company also manages properties owned by the same related party.

LifeStorage, LP

Notes to Consolidated Financial Statements

The purchase consideration for properties acquired in 2015 and 2014 was allocated as follows:

	2015	2014

Land	$26,588,813	$28,540,184
Building	122,635,488	107,986,183
Land improvements	14,332,828	10,246,405
Acquired in-place leases	5,574,769	7,059,571
Construction in process	1,800,562	—
Above market leases	10,649	(31,988)
Real estate held for sale (Note 10)	—	17,480,002
Above market debt assumed	(43,109)	(1,502,493)

Total purchase consideration	$170,900,000	$169,777,864

Upon the purchase of the properties, the Company assessed the fair value of the assets (including land, land improvements, building and construction in progress, and identified intangibles, such as in-place leases, above/below market leases and above/below market debt assumed), in accordance with the FASB’s Accounting Standards Codification Topic 805 (ASC 805).

The Company assessed the fair value based on estimated cash flow projections that utilized appropriate discount and capitalization rates and available market information. Estimates of future cash flows were based on a number of factors, including the historical operating results, known trends, and market/economic conditions that may affect the properties. The overall value of the real estate assets was valued using a combination of the income approach, cost approach and the sales comparison approach. Specifically, the land was valued using the sales comparison approach while the building and land improvements were valued using the cost approach. The intangible assets, which include the in-place leases, above market leases and above market debt are valued using the income approach.

Key assumptions used in the purchase price allocation include the following:

	2015	2014

Capitalization rates for real estate	6.3% - 7.0%	6.0% - 7.8%
Lease-up period to value in-place leases	6 to 18 months	12 to 18 months
Market discount rate (to value above/below market leases)	9.0% - 9.3%	9.3%
Market interest rate (to value debt assumed)	4.75%	4.5%
Discount rate (to value debt assumed)	9.25%	9.3%

During 2015, the Company sold five properties that were held for sale at December 31, 2014. See Note 10.

LifeStorage, LP

Notes to Consolidated Financial Statements

Intangible assets and liabilities consist of the following at December 31, 2015 and 2014:

December 31, 2015	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets and (Liabilities)	Useful Life

Intangible Assets:
In-place leases	$21,591,789	$(18,393,388)	$3,198,401	12 months
Above market leases	75,388	(44,540)	30,848	Life of lease
Trade name	4,396,351	—	4,396,351	Indefinite

Intangible assets, net	26,063,528	(18,437,928)	7,625,600

Intangible Liabilities:
Above market debt	$(3,271,315)	$1,642,613	$(1,628,702)	Term of related debt

December 31, 2014	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets and (Liabilities)	Useful Life

Intangible Assets:
In-place leases	$16,017,021	$(11,514,965)	$4,502,056	6-12 months
Above market leases	64,739	(34,840)	29,899	Life of lease
Trade name	4,396,351	—	4,396,351	Indefinite

Intangible assets, net	20,478,111	(11,549,805)	8,928,306

Intangible Liabilities:
Above market debt	$(3,228,205)	$969,549	$(2,258,656)	Term of related debt

Amortization expense for in-place leases for the years ended December 31, 2015 and 2014 was $6,878,423 and $3,292,726, respectively, and is being amortized using the straight line method. The remaining $4,502,056 in net in-place leases at December 31, 2014 was fully amortized in 2015 and amount remaining at December 31, 2015 of $3,198,401 will be fully amortized in 2016.

Above market leases relate to the cell towers at certain of the Company’s properties and commercial leases (non-self-storage leases) and are amortized as contra-revenue against other property related income. For the years ended December 31, 2015 and 2014, amortization expense recorded as contra-revenue totaled $9,700 and $30,979, respectively. Above market leases are amortized over the life of the related lease ranging from 20 to 45 months. The remaining above market leases value as of December 31, 2015 is expected to be amortized over a weighted average amortization period of 13.6 months.

LifeStorage, LP

Notes to Consolidated Financial Statements

The following table summarizes the estimated future amortization expense on the above market leases:

For the year ending December 31,

2016	$22,236
2017	6,631
2018	1,981

$30,848

Above market debt is being amortized over the life of the related debt ranging from 15 to 88 months. During 2015 and 2014 amortization of above market debt was $673,064 and $491,610, respectively. The remaining above market debt value as of December 31, 2015 is expected to be amortized over a weighted average period of 47.3 months.

The following table summarizes estimated future amortization on the above market debt:

For the year ending December 31,

2016	$582,522
2017	397,605
2018	231,953
2019	159,422
2020	159,422
Thereafter	97,778

$1,628,702

7.	Mortgage Notes Payable

The Company has entered into and assumed various debt arrangements in connection with its property acquisitions.

A summary of these debt arrangements is presented below:

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by Milwaukee North, West Jordan and South Congress Properties	$9,290,346	$9,511,622

Loan dated June 29, 2012 with an original principal balance of $10,000,000. Interest is 5.125% with monthly principal and interest of $59,190 due until maturity on July 6, 2022. Scheduled balance due at maturity is $7,537,872.

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by Silverado Ranch Property	$8,867,886	$9,042,772

Loan dated August 6, 2013 with an original principal balance of $9,250,000. Interest is 4.83% with monthly principal and interest of $51,151 due until maturity on September 6, 2018. Scheduled balance due at maturity is $8,358,452.

Fidelity Bank - Collateralized by Flowood Property	5,540,043	5,618,981

Assumed loan dated November 28, 2012, with an original principal balance of $6,000,000. Interest is 7.49% with monthly principal and interest of $41,928 due until maturity on August 1, 2018. Scheduled balance due at maturity is $5,306,521.

Bank of America - Collateralized by Sacramento State Property	7,400,000	7,400,000

Assumed loan dated December 5, 2012, with an original principal balance of $7,400,000. Interest is 5.67% with interest only payments until maturity on July 1, 2017. Scheduled balance due at maturity is $7,400,000.

Wells Fargo Commercial Mortgage - Collateralized by Elk Grove Property	4,290,312	4,355,168

Assumed loan dated December 14, 2012, with an original principal balance of $4,520,000. Interest is 5.70% with monthly principal and interest of $26,226 due until maturity on February 8, 2017. Scheduled balance due at maturity is $4,216,804.

Wells Fargo Commercial Mortgage - Collateralized by Westchase Property	—	3,668,697
Loan paid-off in December 2015 prior to maturity on January 1, 2016 with a draw on the Citi acquisition facility.

Wells Fargo Commercial Mortgage - Collateralized by Rhodes Ranch, Enterprise & Henderson Properties	9,595,801	9,763,217

Loan dated May 10, 2013 with an original principal balance of $10,000,000. Interest is 4.45% with monthly principal and interest of $50,372 due until maturity on June 6, 2023. Scheduled balance due at maturity is $8,090,000.

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by Scenic Ridge	$3,460,266	$3,548,149

Loan dated January 23, 2013 with an original principal balance of $3,700,000. Interest is 4.39% with monthly principal and interest of $20,335 due until maturity on January 24, 2018. Scheduled balance due at maturity is $3,272,795.

Berkadia Commercial Mortgage - Collateralized by West Killeen Property	5,998,296	6,132,502

Assumed loan dated February 8, 2013 with an original principal balance of $7,000,000. Interest is 6.01% with monthly principal and interest of $42,014 due until maturity on May 1, 2016. Scheduled balance due at maturity is $5,951,063.

Wells Fargo Commercial Mortgage - Collateralized by Whitney Ranch Property	2,115,453	2,151,683

Loan dated June 10, 2013 with an original principal balance of $2,200,000. Interest at 4.52% with monthly principal and interest of $11,173 due until maturity on June 10, 2023. Scheduled balance due at maturity is $1,788,578.

Wells Fargo Commercial Mortgage - Collateralized by Sun West, N Las Vegas and Nevada Trails Properties	8,502,134	8,631,922

Loan dated October 2, 2013 with an original principal balance of $8,775,000. Interest at 5.04% with monthly principal and interest of $47,321 due until maturity on October 6, 2023. Scheduled balance due at maturity is $7,223,219.

Wells Fargo Commercial Mortgage - Collateralized by Richardson and Pell Industrial Properties	7,193,434	7,316,914

Loan dated October 23, 2013 with an original principal balance of $7,445,000. Interest at 4.40% with monthly principal and interest of $37,282 due until maturity on November 6, 2018. Scheduled balance due at maturity is $6,813,022.

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by Warm Springs and Mission Hills Properties	$8,391,265	$8,528,785

Loan dated December 12, 2013 with an original principal balance of $8,650,000. Interest at 4.59% with monthly principal and interest of $44,292 due until maturity on January 6, 2019. Scheduled balance due at maturity is $7,939,432.

Prudential - Collateralized by LS Portfolio Assets	105,000,000	105,000,000

Loan dated October 2, 2014 with an original principal amount of $105,000,000. Interest is LIBOR plus 2.15% with an approximate monthly interest-only payment of $208,320 due until maturity on October 9, 2017. The interest rate as of December 31, 2015 was 2.48%. Scheduled balance due at maturity is $105,000,000.

Wells Fargo Commercial Mortgage - Collateralized by the Torrance property	11,781,948	11,965,137

Assumed loan on July 31, 2014 with an original principal balance of $12,525,000 and assumed balance of $12,036,567. Interest is 5.8% with a monthly principal and interest payment of $73,491 due until maturity on June 1, 2021. Scheduled balance due at maturity is $10,581,920.

Minnesota Life Insurance Company - Collateralized by the Elk Grove-Florin property	2,703,938	2,770,606

Assumed loan on August 26, 2014 with an original principal balance of $2,950,000 and an assumed balance of $2,792,028. Interest is 5.50% with a monthly principal and interest payment of $18,116 due until maturity at December 1, 2021. Scheduled balance due at maturity is $2,225,021.

Minnesota Life Insurance Company - Collateralized by the Elk Grove-Florin property	2,163,239	2,212,816

Assumed loan on August 26, 2014 with an original principal balance of $2,325,000 and an assumed balance of $2,228,719. Interest is 5.75% with a monthly principal and interest payment of $14,627 due until maturity at December 1, 2021. Scheduled balance due at maturity is $1,803,875.

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by the Barrington property	$7,450,000	$—

Loan dated April 2, 2015 with an original principal balance of $7,450,000. An interest reserve of $300,000 held at closing to fund interest until cash flow from property is sufficient to pay interest. Interest is LIBOR plus 2.35% with monthly interest-only payments of approximately $15,970 due until maturity on April 5, 2018. Interest rate as of December 31, 2015 was 2.59%. Scheduled balance due at maturity is $7,450,000, however, commencing after the property achieves a certain debt service coverage ratio, monthly principal payments of $15,685 are due until maturity.

Wells Fargo Commercial Mortgage - Collateralized by the Naperville property	7,300,000	—

Loan dated May 5, 2015 with an original principal balance of $7,300,000. An interest reserve of $300,000 held at closing to fund interest until cash flow from property is sufficient to pay interest. Interest is LIBOR plus 2.35% with monthly interest-only payments of approximately $15,635 due until maturity on May 5, 2018. Interest rate as of December 31, 2015 was 2.59%. Scheduled balance due at maturity is $7,300,000, however, commencing after the property achieves a certain debt service coverage ratio, monthly principal payments of $13,540 are due until maturity.

Citibank, N.A. - Term Loan - Collateralized by 20 properties	90,000,000	—

Loan dated June 5, 2015 with an original principal amount of $90,000,000. Interest is LIBOR plus 2.25% with an approximate monthly interest-only payment of $205,636 due until maturity on June 5, 2018. The interest rate as of December 31, 2015 was 2.38%. Scheduled balance due at maturity is $90,000,000.

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by the Forest Park property	$6,194,000	$—

Loan dated June 18, 2015 with an original principal balance of $6,194,000. An interest reserve of $300,000 held at closing to fund interest until cash flow from property is sufficient to pay interest. Interest is LIBOR plus 2.35% with monthly interest-only payments of approximately $13,164 due until maturity on June 18, 2018. Interest rate as of December 31, 2015 was 2.59%. Scheduled balance due at maturity is $6,194,000, however, commencing after the property achieves a certain debt service coverage ratio, monthly principal payments of $11,490 are due until maturity.

Wells Fargo Commercial Mortgage - Collateralized by the North San Antonio property	3,183,721	—

Assumed loan on July 29, 2015, with an assumed principal balance of $3,211,111. Interest is fixed at 5.87%. Monthly principal and interest payments of $20,566 due until maturity on November 1, 2016. Scheduled balance due at maturity is $3,140,003.

Wells Fargo Commercial Mortgage - Collateralized by the La Grange property	5,816,000	—

Loan dated August 14, 2015 with an original principal balance of $5,816,000. An interest reserve of $300,000 held at closing to fund interest until cash flow from property is sufficient to pay interest. Interest is LIBOR plus 2.35% with monthly interest-only of approximately $12,020 due until maturity on August 14, 2018. Interest rate as of December 31, 2015 was 2.59%. Scheduled balance due at maturity is $5,816,000, however, commencing after the property achieves a certain debt service coverage ratio, monthly principal payments of $10,790 are due until maturity.

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31,	2015	2014

Wells Fargo Commercial Mortgage - Collateralized by the Glenview property	$8,200,000	$—

Loan dated December 17, 2015 with an original principal amount of $8,200,000. Interest is LIBOR plus 2.35% with an approximate monthly interest-only payment of $19,433 due until maturity on December 18, 2018. The interest rate as of December 31, 2015 was 2.75%. Scheduled balance due at maturity is $8,200,000 however, commencing after the property achieves a certain debt service coverage ratio, monthly principal payments of $15,208 are due until maturity.

Mortgage Notes Payable	330,438,082	207,618,971
Debt discount, net	(3,665,747)	(2,847,996)

Mortgage Notes Payable Net of Debt Discount	$326,772,335	$204,770,975

Debt discount includes all fees paid directly to and on behalf of the lender in addition to all fees incurred directly by the Company in connection with mortgage notes. Debt discount netted against mortgage notes payable consists of the following:

	2015	2014

Debt discount on mortgage notes payable	$7,981,419	$5,837,426
Accumulated amortization	(4,315,672)	(2,989,430)

Debt discount, net	$3,665,747	$2,847,996

Amortization in current period	$1,320,839	$993,611

The mortgage notes payable are governed by various covenants including an unencumbered liquid assets covenant, a leverage ratio covenant and a net worth covenant. Upon an event of default, the lender has the right to immediately require that the loan become immediately due and payable. The lender in such instances can also foreclose on the properties collateralizing the debt. The Company was in compliance with all its covenants as of December 31, 2015.

Interest expense for all mortgage notes payable aggregated to $9,522,062 and $10,469,032 for the years ended December 31, 2015 and 2014, respectively.

LifeStorage, LP

Notes to Consolidated Financial Statements

As of December 31, 2015, future minimum annual principal payments on the loans summarized above are due as follows:

For the Year Ending December 31,

2016	$10,772,741
2017	118,236,419
2018	150,176,695
2019	8,991,491
2020	1,102,903
Thereafter	41,157,833

$330,438,082

Under the $90 million term loan noted above with Citibank, the Company has an option to extend the maturity date one year to June 5, 2019 upon meeting certain terms and has a $110 million accordion subject to additional underwriting requirements. The loan was the result of refinancing a portion of the February 2014 Citi acquisition facility discussed in Note 8. There is an interest rate cap in effect until June 5, 2018 that triggers if LIBOR goes above 3.75%.

8.	Acquisition Credit Facility

On February 28, 2014, the Company secured a $100 million acquisition facility with Citibank to be used to acquire additional storage properties. Before maturity of the Citi Acquisition Credit Facility, on June 10, 2015 (extended from February 28, 2015), the Company secured a term loan and new acquisition facility with Citibank on June 5, 2015.

The remainder of this page intentionally left blank.

LifeStorage, LP

Notes to Consolidated Financial Statements

On June 5, 2015, the balance under the maturing acquisition facility was $97,879,500 and there were twenty-five properties on the facility including the five properties held for sale. The five held for sale property loans were transferred to the new acquisition credit facility at the existing principal balance of $11,298,615. The remaining properties were refinanced by the new $90 million term loan facility disclosed in Note 7. A summary of the draws and payments on the Citibank acquisition line and term loan is as follows:

	2014 Acquisition Line	2015 Acquisition Line	2015 Term Loan

Balance at December 31, 2013	$—	$—	$—
Draws in 2014:
Held for sale properties (5 properties)	11,298,615	—	—
Other properties (16 properties)	71,195,885	—	—

Balance at December 31, 2014	82,494,500	—	—
Draws for 4 properties acquired in 2015	15,385,000	—	—

Balance at refinance June 5, 2015	97,879,500	—	—
Properties refinanced (25 properties)	(97,879,500)	11,298,615	86,580,885
Draws for properties acquired (9 properties)	—	45,375,000	—
Draws for refinance (1 property)	—	5,600,000	—
Payoff upon sale (5 properties)	—	(11,298,615)	—
Cash to Company at refinance	—	—	3,419,115

Balance at December 31, 2015	$—	$50,975,000	$90,000,000

The new acquisition facility is a $100 million commitment to be used for acquiring additional storage properties. The terms of the acquisition facility are summarized as follows:

Term:	24 months with an option to extend for one year to June 5, 2018
Interest Rate:	Variable based on LIBOR plus a spread of 2.25% (2.58% as of December 31, 2015)
Up Front Fee:	$1,100,000 (1.1% of commitment)
Unused Fee:	0.35% of average unused commitment (paid quarterly)
Extension Fee:	0.25% of the total facility commitment
Agency Fee:	$25,000 annually, paid in quarterly installments

Draws on the acquisition facility are all due upon maturity and interest is due on a monthly basis. Interest expense on the acquisition line during the years ended 2015 and 2014 were $1,982,808 and $1,169,874, respectively. Each property serves as collateral for each respective draw.

LifeStorage, LP

Notes to Consolidated Financial Statements

Debt discount includes the fees paid related to each incremental draw of the acquisition credit facility paid directly to and on behalf of the lender. Debt discount netted against the acquisition credit facility consists of the following:

	2015	2014

Held Properties

Debt discount on acquisition credit facility	$1,175,185	$470,912
Accumulated amortization	(709,149)	(319,176)

Debt discount, net	$466,036	$151,736

Amortization in current period - Held properties	$389,973	$319,176

Held for Sale Properties

Debt discount on acquisition credit facility	$221,708	$85,457
Accumulated amortization	(221,708)	(51,274)

Debt discount, net	$—	$34,183

Amortization in current period - Held for sale properties	$170,434	$51,274

9.	Unsecured Promissory Notes to Related Parties and Unsecured Note Payable

In January 2015, as part of the purchase price consideration for the Woodland property, the Company entered into a $1,100,000 unsecured promissory note with the seller of the property. The note bears interest at an annual rate of 6% and matures the earlier of January 15, 2020 or the occurrence of a qualified liquidity event. Interest only is paid quarterly and principal is due upon maturity. Interest expense during 2015 was $63,469 and is included in interest expense on the consolidated statement of operations. The note is presented in the consolidated balance sheets as part of unsecured promissory notes to related parties since the promissory note is owed to a roll-up investor of the Company.

In July 2014, as part of the purchase price consideration for the Torrance property, the Company entered into a $3,000,000 unsecured promissory note with the seller of the property. The note bears interest at 8% per year and matures the earlier of July 31, 2017 or upon the event of a default, as defined in the agreement including the failure to make payments when due and in the event of any liquidation of the Company. Principal is due upon maturity. Interest is paid monthly and is included in interest expense on the consolidated statement of operations. Interest expense during 2015 and 2014 was $240,000 and $101,260, respectively. The note is presented in the consolidated balance sheets as part of unsecured promissory notes to related parties since the promissory note is owed to a roll-up investor of the Company. In March 2016, the note was fully paid off. See Note 20.

Unsecured note payable consists of a $1,000,000 exchangeable promissory note entered into in June 2012. The note bears interest at 6% per year and matures the earlier of June 27, 2017 or upon the event of a default, as defined in the agreement including the failure to make payments when due and in the event of any liquidation of the Company. Interest is accrued annually and added to the principal amount of the note. At December 31, 2015 and 2014, the total principal and accrued interest was $1,230,953 and $1,160,292, respectively. Interest expense during 2015

LifeStorage, LP

Notes to Consolidated Financial Statements

and 2014 was $70,661 and $66,606, respectively. Principal and interest payments are not due until maturity. The lender under the terms of the agreement also has the right upon any IPO event to exchange the outstanding note balance into common shares equal to an exchange rate amount as defined in the agreement.

In July 2014, the Company received $7,000,000 in exchange for promissory notes with three existing limited partners and one outside investor to provide temporary liquidity. The terms of the notes were 12% annual interest for sixty days and 16% annual interest thereafter until maturity at January 10, 2015. The notes stipulated a guaranteed interest payment equal to sixty days and an exit fee of 1% of the initial principal balance. Proceeds from the Significant Investment Event (Note 15) were used to repay these notes on October 2, 2014. Interest and exit fees totaling $285,944 were paid on these notes in 2014 and are included in interest expense on the consolidated statements of operations.

In August 2014, the Company received $4,000,000 in exchange for promissory notes with seven existing limited partners to provide additional temporary liquidity. The terms of the notes were 12% annual interest for sixty days and 16% annual interest thereafter until maturity at February 22, 2015. The notes stipulated a guaranteed payment equal to sixty days and an exit fee of 1% of the initial principal balance. Proceeds from the Significant Investment Event (Note 15) were used to repay these notes on October 2, 2014. Interest and exit fees totaling $122,500 were paid on these notes in 2014 and are included in interest expense on the consolidated statements of operations.

10.	Discontinued Operations and Properties Held for Sale

In connection with the acquisition of an eleven-property portfolio in 2015, the Company determined at the time of purchase that five properties would be immediately marketed for sale as they did not fit the Company’s portfolio profile and classified these properties as held for sale net of estimated selling costs on the consolidated balance sheets. The Company also did not record any depreciation or amortization on the five properties held for sale during 2015 or 2014. All properties were sold in 2015 and no properties were classified as held for sale as of December 31, 2015.

The Company sold the five properties during 2015 for $18.5 million and incurred selling costs of $564,393 of which $524,400 was expensed in 2014 upon recording of the properties as held for sale. Net proceeds from the sale totaled $17,935,607, which represents the selling price less costs to sell. The gain on sale was $936,047 and is summarized as follows:

Total sale price	$18,500,000
Carrying value of discontinued operations	(17,523,960)
Selling costs expensed in 2015	(39,993)

Gain on sale of storage facilities, net of selling expenses	$936,047

In relation to the sale of the five properties, the Company also paid the acquisition credit facility down by $11,298,615.

LifeStorage, LP

Notes to Consolidated Financial Statements

The combined results of the five held for sale properties, LifeStorage of Collierville, Frayser, Olive Branch, Riviera East and Kemah for the years ended December 31, 2015 and 2014 are presented below:

Years Ended December 31,	2015	2014

Revenues
Rental income	$1,156,630	$519,112
Other property related income	153,660	46,229

Total Revenues	1,310,290	565,341

Expenses
Self-storage cost of operations	587,571	228,924
General and administrative	114,849	41,592
Acquisition related costs	—	321,248

Total Operating Expenses	702,420	591,764

Operating Income (Loss)	607,870	(26,423)

Other Expenses
Interest expense	(307,923)	(133,803)
Other income (expense)	158	(524,400)

Total Other Expenses	(307,765)	(658,203)

Operating Income (Loss) from Discontinued Operations	$300,105	$(684,626)

Other expenses for 2014 include $524,400 for the selling costs that the Company expected to incur to sell the five properties.

The major classes of assets and liabilities associated with real estate held for sale are as follows:

December 31,	2015	2014

Real estate held for sale, net of estimated selling costs of $524,400	$—	$16,955,602
Restricted cash	—	580,125
Accounts receivable, net of allowance of $18,676	—	55,454
Prepaids and other assets	—	80,030

Assets of real estate held for sale	$—	$17,671,211

Acquisition credit facility, net of debt discount of $34,183	$—	$11,264,432
Accounts payable and accrued expenses	—	215,010
Other liabilities	—	65,728

Liabilities of real estate held for sale	$—	$11,545,170

LifeStorage, LP

Notes to Consolidated Financial Statements

11.	Related Party Transactions

Accounts receivable from related parties consists of the following:

December 31,	2015	2014

LSC Development, LLC	$125,895	$394,629
Non-Owned Properties Managed by LifeStorage, LP	46,496	42,587
Prior Property Owners	29,377	11,327

	$201,768	$448,543

Accounts payable and accrued expenses to related parties consist of the following:

December 31,	2015	2014

Limited Partner	$100,000	$100,000
Storage UPREIT Advisors, LLC	200,753	169,050
LifeStorage Management, LLC	1,107,221	452,239

	$1,407,974	$721,289

LSC Development, LLC (“LSCD”) represents the prior property owners of the LS Portfolio properties. LSCD currently has one member on the Board of Managers of the General Partner of the Company. Amounts owed from LSCD as of December 31, 2015 and 2014 total about $125,895 and $715,417, respectively, primarily relating to rents collected by LSCD after the Company took over ownership of the properties and property taxes for the period before the Company took over ownership. The receivable owed from LSCD as of December 31, 2014 is offset by amounts payable to LSCD of $320,788, primarily relating to credit card processing fees, property taxes and various other fees paid by LSCD pertaining to the period after the Company took ownership of the properties.

Under an Area Developer Agreement with LSCD, the Company was required to pay LSCD an advisory fee on any properties acquired in the Chicago metropolitan area. Fees earned and paid under this agreement in 2014 total $188,000. As stated in Note 15, this agreement was cancelled in 2014 and accordingly no fees were paid in 2015.

The Company manages a portfolio of eight properties owned by LSCD. The Company collects a monthly management fee from the managed properties and also at times makes advances for expenses and payroll. As of December 31, 2015 and 2014, the amount owed to the Company for fees and advances to these properties totaled $46,496 and $42,587, respectively.

LifeStorage, LP

Notes to Consolidated Financial Statements

The Company has an agreement under which it reimburses the costs incurred by its General Partner, LifeStorage Management, LLC in the performance of its duties as General Partner of the Partnership. During 2015 and 2014, $5,609,015 and $3,324,902, respectively, were reimbursed to the General Partner for such expenses. These expenses include personnel costs, travel, legal and other professional fees incurred by the General Partner solely related to the performance of its duties as General Partner of the Partnership and are summarized below:

Years Ended December 31,	2015	2014

Payroll and related employee benefits	$4,310,336	$2,692,717
Travel and meals	261,614	94,984
Professional fees	740,879	162,806
Other office expenses	296,186	374,395

	$5,609,015	$3,324,902

Reimbursed payroll and related employee benefits largely include amounts paid to key executives and management of the Company. This includes, but is not limited to, the payroll and benefits paid to the chief executive officer, chief financial officer, controller and the Company’s acquisition team.

As of December 31, 2015 and 2014, $1,107,221 and $452,239, respectively, was owed to the General Partner for various reimbursable expenses paid or accrued by the General Partner on behalf of the Company.

As of December 31, 2015 and 2014, $29,377 and $11,327, respectively, were also owed from prior property owners of contributed properties (outside of the LS Portfolio properties) primarily relating to property taxes owed by the prior owners above the estimated prorated amounts the Company received at closing of the property acquisition.

Effective July 2012, the Company and Gateway Advisors, LLC (an entity controlled by a member of the Board of Managers of the Company) entered an agreement whereby Gateway Advisors receives an acquisition fee of 0.25% of the value of each property purchased by or contributed to the Company. Fees paid under this agreement for the years ended December 31, 2015 and 2014 total $316,625 and $424,578, respectively.

Effective June 27, 2012, the Company entered into an advisory services agreement with Storage UPREIT Advisors, LLC (Storage UPREIT Advisors), an entity controlled by two members of the Board of Managers of the Company. Under this agreement, Storage UPREIT Advisors provides management, real estate acquisition and asset management advisory services to the Company. The advisory fee is calculated based on a four-tier sliding scale based upon the gross total assets of the Company at the end of each monthly period as follows:

i)	One twelfth of 0.50% of the gross asset value for any gross asset value less than $250 million

ii)	One twelfth of 0.35% of the gross asset value for any gross asset value between $250 million and $500 million

iii)	One twelfth of 0.25% of the gross asset value for any gross asset value between $500 million and $750 million

iv)	One twelfth of 0.15% of the gross asset value for any gross asset value in excess of $750 million up to a cap of $2 billion.

LifeStorage, LP

Notes to Consolidated Financial Statements

Fees earned in 2014 totaled $1,707,820 of which $169,050 was accrued and unpaid as of December 31, 2014. Fees earned in 2015 totaled $2,218,577 of which $200,753 was unpaid at December 31, 2015.

As a result of the significant investment event (Note 15) a distribution is calculated and paid to Series T1, T2 and T3 unit holders (referred to as Catch-up distributions) when advisory fees are paid. Catch-up distributions are made to the T1 and T3 (if outstanding) unit holders when distributions are made to any other class of equity. Catch-up distributions are made to the T2 holders, when distributions are made to any other class of equity except Series C. Series T1, T2 and T3 Catch-up distributions on advisory fees and other equity distributions totaled $2,455,620 and $354,647 in 2015 and 2014, respectively, of which $491,306 and $193,906, respectively, was unpaid as of December 31, 2015 and 2014 and is included in distributions payable on the consolidated balance sheets.

Under the agreement with Storage UPREIT Advisors, upon a qualified liquidity event (including an IPO), as defined in the agreement, the Company is to pay Storage UPREIT Advisors a flat success fee of $1,250,000. The success fee, however, will only be paid to the extent that the holders of common units have received their accrued common return and unreturned capital amounts. Further, the success fee plus any fees paid to other parties involved in the offering of securities will not exceed 8% of the gross proceeds raised by the Company in the event of an IPO.

As of December 31, 2015, the Company owed a limited partner $100,000 for various advisory services provided during the year related to acquisitions, long-term financing and immediate-term financing. This partner was one of the partners who provided the temporary financing noted above in Note 9. This same partner earned and was paid $100,000 in 2014 for similar advisory services.

The Company has an Advisory Agreement with Crescendo (a limited partner in several contributed properties now referred to as New Crescendo, Inc.) to pay an advisory fee ranging from 1-2% of the purchase price if Crescendo provides services to the Company in the course of acquiring storage properties in select markets. Fees earned and paid under this agreement for the year ended December 31, 2014 total $698,610. No amounts were earned or paid under this agreement in 2015.

The Company has an Advisory Agreement with a part-owner of previously contributed properties (now limited partner) to pay an advisory fee ranging from 1.5-2.5% of the purchase price if a property is acquired that this partner first identified on behalf of the Company. Fees paid under this agreement in the years ended December 31, 2015 and 2014 total $276,000 and $149,000, respectively.

The Company paid another limited partner, TPG Real Estate (See Note 15 – Significant Investment Event) $126,722 in 2014 for various out-of-pocket expenses it incurred related to the Series T investment transaction pursuant to an expense reimbursement agreement. Such expenses were recorded to contra equity as fundraising costs. The Company continues to reimburse TPG for travel and related expenses incurred for various engagements with the Company. Amounts reimbursed under this agreement during 2015 totaled $109,560 and are included in general and administrative expenses on the consolidated statement of operations.

LifeStorage, LP

Notes to Consolidated Financial Statements

The Company paid another limited partner a $25,000 fee in connection with the disposition of two properties located in Tennessee.

The Company retains legal counsel from three law firms whose associates either directly or via a limited partnership are limited partners in the Company. Fees paid to the legal firms were $1,522,632 and $3,140,738 in 2015 and 2014, respectively.

12.	Commitments and Contingencies

Legal Proceedings

The Company is not presently involved in any litigation nor to its knowledge is any litigation threatened against the Company or its subsidiaries that, in management’s opinion, would result in any material adverse effect on the Company’s ownership, management or operation of its properties, or which is not covered by the Company’s liability insurance.

Environmental

Under various Federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the cost of removal or redemption of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines, penalties, and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of or was responsible for the presence or disposal of such substances.

The Company is currently party to certain environmental liabilities; however, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations or liquidity.

Indemnification

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors, and customers, landlords and (ii) its agreements with investors, key officers and employees. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of any obligations under these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2015 and 2014.

LifeStorage, LP

Notes to Consolidated Financial Statements

Leases

The Company leases two offices in Roseville, California and Lafayette, California. These offices are leased under operating leases. The Roseville and Lafayette leases terminate in July 2018. The leases require the Company to pay operating costs, including property taxes, normal maintenance, and insurance.

Future minimum lease obligations under these operating leases (including the impact of the lease for the additional Roseville space whose agreement was entered into subsequent to year-end 2015) are as follows:

Year Ended December 31,

2016	$256,417
2017	273,776
2018	160,704

Total Minimum Lease Payments	$690,897

Rent expense is recognized on a straight-line basis and for the years ended December 31, 2015 and 2014, totaled $199,742 and $165,561, respectively.

Payroll Tax Liability

The Company has failed to report income in prior years to two board members who provided services to the Company. The Company estimates the potential employee liability for payroll taxes plus interest and penalties to be approximately $2.0 million as of December 31, 2015. Given the uncertainty as to how much, if any, of the liability will be paid by the Company, no amounts have been accrued as of December 31, 2015 and 2014.

13.	LS Portfolio and Redeemable Non-Controlling Interest - Series C

As disclosed in Note 4, in July 2012, the Company obtained a controlling interest in LS Portfolio, which holds the assets acquired and liabilities assumed in the purchase of seventeen properties. The Company is the managing member of LS Portfolio. The non-controlling interest was granted to the former owners of the properties as purchase consideration via the issuance of Series C units. See Note 4 for disclosure on the redemption rights of the Series C unit holders and disclosure supporting the presentation of the redeemable non-controlling interest - Series C holders as mezzanine equity.

As of December 31, 2015 and 2014, the Company holds 100% of the outstanding management units in LS Portfolio and non-managing members hold 7,000,000 Series C units. Series C units were issued at $5.00 per unit. Operating distributions, are to be made quarterly, and are first distributed to the Company, as holders of the management units until the Company has received a total amount equal to the Target Amount for the calendar quarter. The Target Amount represents the total of all interest and principal payments that have been paid by the various LS Portfolio properties to the mortgage holder. Any remaining amounts are distributed 80% to the managing member and 20% to the Series C Unit holders. Until the debt was refinanced in October 2014, the Target Amount was not achieved and no distributions had been made. Beginning in the fourth quarter of 2014, the Target Amount was satisfied and a distribution of $115,818 was accrued at

LifeStorage, LP

Notes to Consolidated Financial Statements

December 31, 2014 and paid in 2015 to the non-managing members. For the year ended December 31, 2015, distributions total $791,011 of which $219,108 was accrued at year-end as distributions payable to be paid in 2016.

If there is a capital transaction related to LS Portfolio (other than in connection with a liquidation event) the distributions are made first to the Series C holders pro rata in accordance with their relative unreturned capital amounts until the Series C holder unreturned capital accounts have been reduced to zero and then any excess is distributed 100% to the Company. In a liquidation event related to LS Portfolio, the proceeds of such sales will first be used to pay off all debt and liabilities of LS Portfolio, second to the establishment of any reserves, and then third in the same order as the capital transaction distributions outlined above.

14.	Super Portfolio and Redeemable Non-Controlling Interest - Series E

As disclosed in Note 4, in March 2014, the Company obtained a controlling interest in Super Portfolio, which holds the assets acquired and liabilities assumed in the purchase of three self-storage properties during 2014 and an additional property during 2015. The Company is the managing member of Super Portfolio. The non-controlling interest was granted to the former owners of the properties as purchase consideration via the issuance of Series E units. During 2014, the roll-up investors who contributed the three properties were given 536,635 Series E units at $5.50 per unit or $2,951,493 in value. During 2015, there was one roll-up investor who contributed one property and received 486,118 Series E units at $5.50 per unit or $2,673,649 in value. A related party of the roll-up investor was also issued 45,450 Series E units at $5.50 per unit or $249,975 as a consulting fee on the property acquisition transaction.

As of December 31, 2015 and 2014, the Company holds 100% of the outstanding management units in Super Portfolio and non-managing members hold 1,068,203 Series E units. Series E unit holders are entitled to a Preferred Return of 6% per year compounded annually and paid quarterly if certain operating conditions are met. Operating distributions are to be made quarterly and are first distributed 100% to holders of Series E units in proportion to each holder’s unpaid preferred return as defined in the Super Portfolio LLC agreement and are then distributed 100% to the Company as the holder of the management units. Distributions totaled $95,322 in 2014 of which $49,565 was accrued in distributions payable as of December 31, 2014 and paid in 2015 to the non-managing members. For the year ended December 31, 2015, distributions total $251,642 of which $88,127 was accrued as distributions payable to be paid in 2016.

If there is a capital transaction related to Super Portfolio (other than in connection with a liquidation event) the distributions are made first to the Series E holders in proportion to their unpaid preferred return until each Series E holder has received a total amount equal to their unpaid preferred return. Amounts are then distributed second to the holders of Series E units in proportion to their unreturned capital amount as defined in the Super Portfolio LLC agreement until the holder has received a total amount equal to its unreturned capital amount. Any excess amounts will be distributed 100% to the Company, as the holder of 100% of the management units.

In a liquidation event related to Super Portfolio, the proceeds of such sales will first be used to pay off all debt and liabilities, second to the establishment of any reserves, and then third in the same order as the capital transaction distributions outlined above.

LifeStorage, LP

Notes to Consolidated Financial Statements

15.	Significant Investment Event

On October 2, 2014, the Company closed a transaction (the “Closing”) with a new equity investor, TPG. This transaction provided an equity infusion of $50 million and $70 million in future equity proceeds upon the exercise of warrants as discussed below. In connection with this transaction, an existing investor exercised its right to make additional investments under the same terms as any new investor, choosing to invest an additional $10 million under the same terms as TPG.

A summary of the terms of this significant investment event is presented below:

TPG TRANSACTION SUMMARY

Investment

The existing investor contributed $10 million in October 2014 and in exchange received 2.5 million T1 units at $4.00 per unit. TPG contributed $50 million in October 2014 and in exchange received 12.5 million T3 units at $4.00 per unit, 17.5 million in T3 warrants with a $4.00 exercise price and a share of the Tax Obligation Agreement discussed below. The proceeds to be received upon exercise of the T3 warrants represent $70 million of future equity investment. TPG will also invest $0.01 for a non-economic interest in the General Partner of the Company in order to achieve its desired governance rights (disclosed below). TPG, along with the existing investor as a Series T1 investor and LSCD as a Series T2 investor, have a right of first offer on future equity issuances by the Company and its subsidiaries. See Note 17 and below for the various rights and preferences for the redeemable Series T3 units and Note 19 for the rights and preferences of the Series T1 and T2 units.

Incentive Plan

The Company’s limited partnership agreement was amended and restated to include a new management incentive plan (“Plan”) that takes the place of the existing 7.5% pool of Capital Appreciation Units of which none were issued or outstanding as of December 31, 2014. The Plan provides for the issuance of Series M profits interests with a distribution threshold set at the then fair market value of a Series T Unit. The Plan will dilute all holders of partnership interests of the Partnership proportionally in accordance with their respective rights to partnership distributions. No Series M profits interests were issued in 2014 and 4,083,455 were awarded in 2015 to executives and key employees. See Note 19 for vesting provisions of the Series M units awarded in 2015.

Board Representation

The Board of Managers of the General Partner (Board) is to be composed of ten members. Five members to be appointed by TPG (“TPG Managers”), with four members being appointed by the members of the legacy members of the General Partner, and the remaining member designated by LSCD. All decisions of the Board require approval by a majority of the members of the Board. The TPG Managers shall be required to recuse themselves from voting (i) on future equity issuances by the Company and its subsidiaries to be funded 100% by TPG and its affiliates and (ii) on acquisitions and dispositions of properties from or to TPG or its affiliates. In the event of a rejection of an offer to purchase equity made by TPG or any of its affiliates pursuant to their right of first offer, the TPG Managers will not unreasonably vote against an equity issuance in the same process that is materially superior to the applicable rejected offer.

LifeStorage, LP

Notes to Consolidated Financial Statements

TPG is entitled to appoint five members of the Board (or 50% of the Board if the size of the Board is changed) until TPG and its affiliates own less than 50% of the aggregate number of Series T Units acquired by TPG at the Closing. TPG will be entitled to appoint four members of the Board until TPG and its affiliate own less than 40% of the aggregate number of Series T Units acquired by TPG at the Closing, three members until they own less than 30% of the aggregate number of Series T Units acquired by TPG at the Closing, two members until they own less than 20% of the aggregate number of Series T Units acquired by TPG at the Closing and one member until they own less than 5% of the aggregate number of Series T Units acquired by TPG at the Closing.

Once TPG owns less than 50% of the aggregate number of Series T Units acquired by TPG at the Closing, TPG will be entitled to customary minority protections (e.g., veto rights). If TPG owns more than 50% of the Partnership (on a liquidation basis), TPG will be entitled to customary majority rights (e.g., a majority of the Board), and the other members of the General Partner will be entitled to customary minority protections (e.g., veto rights).

IPO/Registration Rights

Prior to the thirty-month anniversary of the Closing, any IPO will require the approval of a majority of the members of the Board.

After the thirty-month anniversary of the Closing, TPG will have the right to initiate an IPO, including an IPO of the REIT Partner (as defined in the Company’s limited partnership agreement). TPG will control any IPO process, including (i) selection of underwriters, (ii) size of the offering, (iii) how many shares management and other equity holders may sell in the offering (provided management shares and equity holder shares are sold on a proportionate basis between each other, subject to marketing considerations at the time of the IPO) and (iv) pricing. Upon the receipt of a request by TPG to initiate an IPO, commercially reasonable efforts are to be taken to promptly file a registration statement.

Lender Consents

Certain elements of the structure of the transaction outlined above, 1) the proposed transfer of interest in the General Partner, and 2) the proposed parity of control on the Board, constituted a non-permitted transfer pursuant to the permitted transfer provisions of certain loan agreements between the Company and its lenders. Accordingly, lender consents were required to fully implement the structure of the TPG investment.

Given that obtaining consents from lenders and loans servicers could not be immediately obtained and to expedite closing, the Company closed with TPG using an interim structure that was permitted pursuant to the Company’s various loan agreements, with the intention of migrating to the final structure once lender consents were received. The terms of this interim structure are outlined below. The lender consents were received in May 2015.

LifeStorage, LP

Notes to Consolidated Financial Statements

Series T3 Units

As a measure to ensure the Company diligently pursues and obtains lender consents within six months after the Closing, a temporary sub-class of Series T units, Series T3 units, was created and issued to TPG at Closing. Since the T3 units were issued with T3 warrants and the Tax Obligation Agreement, the proceeds from the T3 investment were allocated to the T3 units, the T3 warrants and the Tax Obligation Agreement. Because the T3 warrants and the Tax Obligation Agreement are liabilities measured at fair value, the amount allocated to the Series T3 units was the residual amount remaining after the fair value allocation to the liabilities (T3 warrants and the Tax Obligation Agreement) from the $50 million in equity proceeds. Once lender consents are obtained, all T3 units and T3 warrants automatically convert to T Units (also designated as T1 units to differentiate from T2 units). The interim structure includes the following covenants:

•	There is an eleven person Board with six members appointed by the three members of the General Partner, four appointed by TPG and one appointed by LSCD. Once lender consents are received, the Board will revert to ten members with 50% TPG representation.

•	If TPG does not have 50% Board representation within six months of the Closing date, T3 units accrue an 8% distribution initially which increases by 2% every thirty days to a maximum rate of 16%. The distribution is to be paid in additional T3 units at $4.00 for the first twelve months and in additional T3 units at $4.00 or cash at option of TPG thereafter. Such distribution is calculated from 120 days after closing until T3 units are converted to T1 units.

•	From and after December 31, 2015 and until TPG has 50% Board representation, T3 units have redemption right of 110% of the $4.00 face value plus accrued but unpaid distributions payable in cash.

•	Series T3 Units have a liquidation preference at face value increasing to $4.40 120 days after Closing.

Lender consents were not obtained after six months from the Closing date and TPG granted an extension until May 31, 2015. No dividends were required to be accrued or paid and the liquidation preference did not increase during the one-month extension period.

On May 1, 2015, all necessary lenders consents were received and at the following Board meeting TPG received 50% Board representation. All T3 units and T3 warrants converted to T1 units and T1 warrants which have no liquidation preference or redemption rights. Upon conversion, the beneficial conversion feature was calculated. Since the beneficial conversion feature cannot exceed the proceeds allocated to the Series T-3 Units, the discount from the beneficial conversion feature could not exceed $20,045,006, which represents the difference in TPG’s initial $50 million contribution, the initial fair value of the T3 warrants of $7,861,000 and TPG’s share of the fair value of the tax obligation liability of $22,093,994. A deemed dividend of $50 million was also recorded for the beneficial conversion of T3 to T1 units.

At December 31, 2015 there were no T3 units or warrants outstanding.

LifeStorage, LP

Notes to Consolidated Financial Statements

Cancellation of Option to Acquire Additional Properties - Series T2 Units

In order to accommodate the terms of the TPG transaction, the option to acquire additional properties from LSCD was cancelled given its potential dilutive effect to TPG. In order to provide reasonable consideration to LSCD to approve the cancellation, other agreements with LSCD were also cancelled, new agreements were made and a sub-class of T units was created (designated as T2) to facilitate the exchange of existing common units held by LSCD into T2 units, the exchange of common warrants into T2 warrants and the issuance of new warrants to LSCD exercisable into additional T2 units. Since T units (which include T1, T2 and T3 units – collectively the “Series T units” or “Series T Investors”) participate in distributions made to any class of equity (“Catch-Up Distributions”) including distributions to LSCD from the LS Portfolio, a new class of T2 units was needed so that LSCD could be excluded from participating in catch-up distributions with itself.

As a result of the cancellation of the option to acquire additional properties, the Company recorded in its 2014 consolidated statements of operations the following:

2014

Write-off of option to acquire additional properties	$650,000
Expense on new T2 warrants issued to LSCD	4,140,000
Loss on conversion right change for C units from common units to T2 units	2,800,000
Loss on conversion of common units to T2 units	197,778

Loss on termination of LSCD option agreement**	$7,787,778

**	In addition, the Company also recorded a loss on the fair value measurement of the property tax obligation agreement in 2014 totaling $11,959,955.

The terms of the various agreements entered into in order to cancel the option agreement to acquire additional properties are summarized below:

•	Termination of Area Developer Agreement - As part of the Company’s acquisition in 2012 of the LS Portfolio properties, LSCD and the Company entered into an Area Developer Agreement as disclosed in Note 11 which has now been cancelled.

•	Non-Competition Agreement - LSCD agreed that they will not directly or indirectly acquire, own, develop, lease or manage for their own account any competing storage facilities within designated markets during the commitment period (five years from October 2, 2014 or a qualified liquidity event).

•	New Warrant Agreements - 7,000,000 new T2 warrants were issued with an exercise price of $4.00 if exercised by October 2, 2016. If exercised after that date, the exercise price shall be adjusted upwards 7.0% per annum until the earlier of expiration on October 2, 2019 or a qualified liquidity event. As disclosed in Note 19, the $4,140,000 expense for the value of the new warrants was calculated using the Black-Scholes method. All 7,000,000 T2 warrants remain outstanding as of December 31, 2015 and 2014.

LifeStorage, LP

Notes to Consolidated Financial Statements

•	Common Warrants Replaced with T2 Warrants - 40,955 of previously held warrants exercisable into common units were replaced one-for-one for T2 warrants with an exercise price of $3.75. The warrants are exercisable at any time on or prior to December 31, 2015 or a qualified liquidity event. The replacement of the common warrants with T2 warrants represents a modification. The impact to the consolidated financial statements should be measured as the excess, if any, of the fair value of the modified warrants over the fair value of the original warrants immediately before its terms are modified. However, since the value of the warrants on the initial grant date in 2011 and 2012 is higher than the value of the modified warrants, no adjustment to the value of the warrants was recorded in 2014. All replaced warrants were exercised in December 2015.

•	Amended and Restated LS Portfolio LLC Agreement - This agreement changed the redemption and conversion option of 7,000,000 C units (solely held by the principals of LSCD) from common units to T2 units and the date through which a redemption can occur was pushed back to the earlier of October 2, 2019 or immediately prior to a qualified liquidity event. Unlike common units, T units do not share distributions with Special Units. The changes to the agreement are considered to be a modification and the option-pricing model was used to calculate the fair value of the C units immediately before and immediately after the modification. The difference of $2,800,000 is recorded in 2014 as a loss and allocated to the common units, A units and T units.

•	Conversion Agreement - 1,648,148 common units previously held by the principals of LSCD were converted to T2 units on a one-for-one basis. A loss on conversion was recorded since the common units have different rights and preferences from the T2 units. The $197,778 loss on conversion recorded in 2014 was calculated by taking the difference of the value of the common units and the value of the T2 units at time of conversion using the option-pricing model.

•	Agreement to Acquire - In lieu of acquiring the two option properties, the Company agreed to acquire from LSCD five other properties for an agreed value of $57 million for a combination of cash and 3.5 million T2 units valued at $4.00 per unit. The agreement did not give rise to additional value in 2014 since the agreed to purchase price for the properties approximates the estimated fair value of the properties. All five properties (Barrington, Naperville, Forest Park, La Grange and Glenview) were acquired in 2015.

•	Agreement Regarding Property Tax Obligations - LSCD was made party to this agreement (disclosed in detail below). While a portion of the proceeds from the investment made by Series T investors was allocated to the estimated amounts payable to these investors under the property tax obligation agreements, because LCSD made no investment to purchase its T2 units, the estimated amount payable under the property tax obligation agreements to LCSD was expensed in the consolidated statement of operations which totaled $11,959,555 for the year ended December 31, 2014.

LifeStorage, LP

Notes to Consolidated Financial Statements

Agreement Regarding Tax Obligations

During the period of TPG due diligence, the property taxes due on certain properties for 2014 and future were unknown as some taxing authorities bill in arrears the following year. Actual taxes when known could exceed the taxes accrued and the property tax projections in future years could be determined to be inadequate ultimately affecting the valuation of the Company. As a measure to address this uncertainty, an agreement was entered into between the Company, TPG, LSCD and another existing investor as a material inducement to TPG entering into the transaction.

Both the Company and TPG used independent property tax consultants to develop property tax estimates on all existing properties at the time of the transaction plus any known properties in the pipeline for the years 2014 to 2018. The Company’s estimate was approximately $31.6 million for the five-year period and TPG’s estimate was $38 million for the same period. Because the value of the Company was determined using the Company’s property tax projections of $31.6 million, the agreement was entered into as a form of protection to the Series T Investors in the event TPG’s estimates of property taxes are correct resulting in a lower valuation of the Company at the time of their investment.

The calculation of the payout is broken into two periods: 1) the period from October 2, 2014 to December 31, 2017 (or the date of a qualified liquidity event if sooner) hereafter referred to as the “True-Up Period” and 2) the period from January 1, 2018 to December 31, 2018 (or the twelve months immediately following a liquidity event, if sooner) hereafter referred to as the “Forward Period”.

Sixty days prior to December 31, 2017 or a qualified liquidity event, the Company and TPG each will again retain a property tax consultant, and both parties will agree on a third tax consultant (“Tax Arbitrator”) as an arbitrator to engage if needed. Each property tax consultant will prepare a revised estimate of property taxes for the True-Up Period and the Forward Period for all properties. TPG and the Company will attempt to resolve any differences between each consultant’s estimates and then compare the reconciled estimate with the original estimate done in 2014 by TPG’s then tax consultant. The lesser of either the new or original estimate for both the True-Up Period and the Forward Period (hereafter referred to as “Final Estimates”) are then used to calculate the payout limiting the Company’s liability in the event new estimate is higher.

The True-Up Period payout is calculated by comparing the Company’s original estimate done in 2014 to the True-Up Period Final Estimate and the difference is multiplied by the defined ratio of T unit holders to legacy unit holders as defined in the agreement estimated to be approximately 1.25. This amount is then divided ratably among the original Series T Investors.

The Forward Period payout is calculated by comparing the Company’s original estimate done in 2014 for the same period to the Forward Period Final Estimate. The difference is then divided by a capitalization rate of 5.75% and the quotient is multiplied by the defined ratio of T unit holders to legacy unit holders as defined in the agreement estimated to be approximately 1.25. This amount is then divided ratably between the original Series T Investors.

The investors can elect the payout in all or any combination of cash, promissory notes or Series T units using the then fair market value to determine the number of units. All expenses incurred by each party to determine the amount, if any, to be paid out to investors are to be borne by the Company.

LifeStorage, LP

Notes to Consolidated Financial Statements

At December 31, 2014, the Company estimated the present value of the amounts due under this agreement to be $35,894,715. See Note 5 for key assumptions used to estimate the liability. Of the total liability, $22,093,994 was classified as a discount to T3 units, $1,841,166 was classified as a discount to T1 units and $11,959,555 due LSCD was expensed as a loss on remeasurement of property tax obligation.

At December 31, 2015, the Company revalued the amounts owed under the property tax obligation liability. The Company considered the present value of the amounts due under this agreement using new property tax estimates for 2015 prepared by an outside third-party. The revised estimates were then weighted using a 70% probability of an earlier liquidity date of June 30, 2016 and a 30% probability of a December 31, 2017 liquidity date. The present value of the amounts due under this agreement using these revised assumptions is estimated to be $29,097,151. During 2015, the Company recorded a gain on the remeasurement of property tax obligation of $6,797,564 on the consolidated statements of operations.

Expense Reimbursement Agreement

An expense reimbursement agreement was made part of the Significant Investment Event intended to cover TPG’s expenses for management, advisory, consulting and/or specialized services in relation to the affairs of the Company. The initial term of the agreement is from October 2, 2014 to December 31, 2024, and automatically renews for one-year periods thereafter. The agreement may be terminated anytime by TPG, and terminates automatically upon a qualified liquidity event as defined in the Company’s limited partnership agreement. See Note 11 for disclosure of amounts reimbursed to TPG during 2015 and 2014.

Rescue Financing

If TPG reasonably determines that the Company is unlikely to have sufficient liquidity available to pay its obligations when due and that the General Partner has not provided for adequate means to address such lack of liquidity, TPG may in its sole and absolute discretion, enter into a financing arrangement with the Company at an interest rate of 15% per year and on terms that are appropriate for a rescue financing. Promptly after the rescue financing has been completed, the Company is to offer to all other investors of the Company (other than TPG) and the holders of C units and E units, the opportunity to participate in such rescue financing at the same price and on equivalent terms as TPG in accordance with their percentage interests as defined in the limited partnership agreement (assuming for such purpose that the C units and E units have been fully converted).

16.	Redeemable Common Units

In July 2013 and December 2013, two investors contributed $25,000,003 in cash for 6,849,316 in common units at $3.65 per unit. In conjunction with the contribution, the Company also entered into an agreement with the two investors which gives the investors a put right. Under the terms of the put right, in the event that there has not been a qualified liquidity event (defined as an initial public offering or a merger or sale of the Company in which the Company is not the surviving entity) on or before July 2019, the investors will have the right to put their common units to the Company in exchange for cash consideration or in certain instances a promissory note equal to the amount the investors would receive if, on the date of determination, the assets of the Company were liquidated at fair market value and the liquidation proceeds were distributed

LifeStorage, LP

Notes to Consolidated Financial Statements

to investors as defined in the Company’s limited partnership agreement. See Note 4 for disclosure on the Company’s accounting for the put right and the recording of the value of the redeemable common units.

The Company’s agreement with the two investors also includes an anti-dilution provision in effect from October 2, 2014 to July 9, 2015. The Company is also not allowed to issue additional units (other than M units or Special Units) with distribution rights or preferences that are senior to the distribution rights or preferences of the common units unless consent from the two investors is received. The exception is after January 9, 2015, the restriction applies only if the two investors collectively hold at least 5% of the common units outstanding as of the date of determination. The anti-dilution provision is considered to be embedded and therefore is not separately valued and recorded.

17.	Redeemable Series T3 Units

As part of the Closing on October 2, 2014, TPG invested $50 million for 12,500,000 T3 units at $4.00 per unit. At December 31, 2015, there were no redeemable T3 units outstanding and at December 31, 2014, there were 12,500,000 redeemable T3 units outstanding. See Note 4 for disclosure on redemption rights for the T3 units and classification as mezzanine equity. Also see Note 15 for the various rights and preferences for the redeemable T3 unit holder.

As disclosed in Note 11, T3 units are entitled to a catch-up distribution if any other class of equity including C units and E units receive an operating distribution or preferred return and when an advisory fee is paid to Storage UPREIT Advisors. Such distributions in 2014 totaled $270,368. During 2015, T3 unit holders received distributions totaling $367,192 until the lender consents were received on May 1, 2015.

Operating distributions are first paid to T3 unit holders until all accrued and unpaid distributions have been paid. The remaining distributions are shared pro-rata with common units, A units, T units and M units if any are outstanding. There were no operating distributions made to T3 units during 2015 and 2014.

Holders of T3 units are entitled to one vote per T3 unit. T3 unit holders are also entitled to tag along and drag along rights similar to all other Series T Investors as disclosed in Note 19.

As noted previously, lender consents were obtained on May 1, 2015 and consequently all T3 units converted to T1 units which have no liquidation preference or redemption rights. See Note 15 for disclosure of the discount recorded from the beneficial conversion of T3 units to T1 units and the deemed dividend recorded upon the beneficial conversion.

18.	Series T3 Warrants as Liability

In 2014, the Company issued T3 warrants to TPG in conjunction with its $50 million investment in T3 units during 2015 (See Note 15 and Note 17). The warrants are exercisable into T3 units as long as T3 units are still outstanding. When T3 units became T1 units upon obtaining the lender consents, these warrants become exercisable into T1 units. These warrants have an exercise price of $4.00 and expire on the earlier of October 2, 2019, a liquidity event or when the investor no longer owns T Units. As of December 31, 2014, the T3 warrants were classified as a liability on the consolidated balance sheets. As of December 31, 2015, the remaining unexercised T3 warrants have converted to T1 warrants and are included with partners’ equity.

LifeStorage, LP

Notes to Consolidated Financial Statements

See Note 5 for disclosure of the accounting for the value of the T3 warrants and the assumptions used to calculate the fair value the T3 warrants using the Black-Scholes method as of the date of issuance, as of December 31, 2014 and on the date the T3 warrants converted into T1 warrants.

A summary of the Company’s T3 warrant activity is as follows:

	Number of Warrants	Weighted- Average Exercise Price per Warrant

Outstanding at December 31, 2013	—	$—
Granted - T3	17,500,000	4.00
Exercised	—	—
Canceled/forfeited	—	—

Outstanding at December 31, 2014	17,500,000	$—

Granted - T3	—	$—
Exercised	(3,750,000)	4.00
Converted to T1 warrants	(13,750,000)	—
Canceled/forfeited	—	—

Outstanding at December 31, 2015	—	$—

19.	Partners’ Equity

Consolidated Partners’ Equity as of December 31, 2015 and 2014 consists of common units, Series A Preferred Units, Series B Units, Series M Units and Series T Units (including T1 and T2). Partners’ Equity is presented net of fundraising costs in the consolidated balance sheets and the consolidated statements of redeemable preferred and common units and partners’ equity.

LifeStorage Management as General Partner of the Company made an initial $100,000 investment in the Company with 29,630 in common units totaling $96,298 and 7,405 in B units totaling $3,702 at time of investment.

During 2014, the Company raised cash of $120,000 from limited partner investors who subscribed to 24,000 common units. Warrants were also exercised into 660,000 common units for $960,000 cash and $450,000 non-cash settlement of a liability. Certain roll-up investors also contributed $11,833,845 in property in exchange for 2,366,769 common units. See Note 6 for disclosure of per unit value of shares issued to the roll-up investors. In relation to the conversion of common units held by LSCD to T2 units disclosed in Note 15, common units decreased by $6,394,814 and T2 units increased by $6,592,592, resulting in a loss on conversion of common units to T2 units of $197,778. The investment in T1 units also increased by $10 million due to a contribution by an existing investor who received 2,500,000 T1 units for their contribution made in relation to the Significant Investment Event disclosed in Note 15.

LifeStorage, LP

Notes to Consolidated Financial Statements

Partners’ equity activity for 2015 is presented below:

	Units	Value

Common Units
Cash contributions	—	$—
Warrant exercises into common units	687,020	2,326,325
Common units issued for real estate	463,215	2,316,075

Total common unit activity	1,150,235	$4,642,400

T1 Units
Cash contributions	268,250	$1,073,000
Warrant exercises into T1 units	11,250,000	45,000,000
Conversion of T3 redeemable units to T1 units	12,500,000	50,000,000

Total T1 unit activity	24,018,250	96,073,000

T2 Units
Cash contributions	223,859	895,436
Warrant exercises into T2 units	40,955	153,581
Common units issued for real estate	3,500,000	14,000,000

Total T2 unit activity	3,764,814	$15,049,017

The consolidated Partners’ Equity outstanding units by class as of December 31, 2015 and 2014 are presented below:

December 31,	2015	2014

Common Units	28,454,409	27,304,174
Series A Preferred Units	855,042	855,042
Series B Units	3,783,046	3,783,046
Series T1 Units	26,518,250	2,500,000
Series T2 Units	5,412,962	1,648,148

The weighted average issue price for common units is $3.37. Series A Preferred units all have a unit issue price of $5.00, B units have a unit issue price of $0.50 and the T1 and T2 units have a weighted average unit issue price of $4.00 and $3.77, respectively. There is no limit to the number of authorized units.

During 2015, the Company also awarded 4,083,455 Series M units to certain key employees and executives of which 325,612 Series M units met the cliff vest during 2015 and are outstanding as of December 31, 2015.

LifeStorage, LP

Notes to Consolidated Financial Statements

The rights, privileges and preferences of the various classes of Partners’ Equity are summarized below:

Common Units

Operating cash flow distributions up to an 8% per annum return on the holder’s contributed capital are paid to holders of common units following payment of the 8% preferred return to holders of Series A Preferred units. Any additional operating cash flow distributions above the 8% per annum return on common unit holders’ contributed capital will be paid 85% to the common unit holders and 15% to the holders of special unit holders as described below.

Distributions arising from certain capital and liquidation events will generally be split pro-rata with Series T and Series M and then paid to holders of the common units pro rata with holders of the Series A Preferred units, with remaining distributions from capital and liquidation events paid until common units and Series A Convertible Preferred units have received an 8% preferred return. Remaining distributions will be split 85% to the holders of common units and 15% to the holders of special units.

Effective concurrent with any REIT Conversion Date (IPO), each outstanding common unit will automatically convert into such number of common units that equals (1) the total distributions that would be paid to the holder of such common unit in accordance with its positive capital account balances upon a liquidation of the Company divided by (2) the IPO price of a common unit.

Holders of common units are entitled to one vote per common unit.

Series A Preferred Units

Holders of Series A Convertible Preferred units have priority with respect to operating distributions up to an 8% preferred return on their invested capital as described above. Holders of Series A Preferred units will share pro rata with the holders of the common units in distributions from capital and liquidation with holders of common units and capital appreciation units until holders of Series A Convertible Preferred units have received an 8% preferred return on their previously unreturned invested capital plus a return of their previously unreturned invested capital.

Each holder of Series A Convertible Preferred units has the right, subject to the terms and conditions set forth in the Limited Partnership Agreement, to convert, at the option of the holder, at any time and from time to time, without the payment of any additional consideration, such holder’s Series A Convertible Preferred units into common units on a one-for-one basis, subject to adjustments for unit-splits or other similar events, if any. The amount of such holder’s unreturned capital contributions and accrued but unpaid 8% per annum return with respect to its Series A Preferred units will carry over to its common units.

Effective concurrent with any REIT Conversion Date (IPO), each outstanding Series A Convertible Preferred units will automatically convert into such number of common units that equals (1) the total distributions that would be paid to the holder of such Series A Convertible Preferred unit in accordance with its positive capital account balance upon a liquidation of the Company divided by (2) the IPO Price.

LifeStorage, LP

Notes to Consolidated Financial Statements

Holders of Series A Convertible Preferred units are entitled to one vote per Series A Convertible Preferred unit and generally vote together as a single class.

On June 25, 2013, the board approved a quarterly 2% distribution to be paid quarterly. Distributions totaled $342,017 and $427,521 for the years ended December 31, 2015 and 2014, respectively, of which $85,504 was accrued in each of the years.

Series B Units

The Series B units do not share in distributions or gains unless and until there is a Qualified Liquidity Event as defined in the Limited Partnership Agreement, at which time the Series B units will automatically convert to common units or Series T units. A Qualified Liquidity Event means either (i) the occurrence of the REIT Conversion Date (IPO) or (ii) the merger or sale of the Company, or substantially all of its assets to an entity, in which the Company is not the surviving entity.

Prior to a Qualified Liquidity Event, the Series B units will not share in distributions, including any operating cash flow distributions, distributions as a result of capital events or liquidation of the Company.

Upon a Qualified Liquidity Event, each outstanding Series B unit not held by LSCD shall automatically convert immediately prior to such Qualified Liquidity Event into common units on a one-for-one basis, subject to adjustments for unit-splits or other similar events, if any, with the unreturned capital for each such new common unit equal to the amount paid for such Series B unit and an unpaid 8% per annum return.

Upon a Qualified Liquidity Event, each outstanding Series B Unit held by LSCD shall automatically convert immediately prior to such Qualified Liquidity Event into T units on a one-for-one basis, subject to adjustments for unit-splits or other similar events, if any, with the unreturned capital for each such new T unit equal to the amount paid for such Series B unit.

Holders of Series B units are entitled to one vote per five Series B units held by such holder and vote together as a single class.

Series T Units

There are two permanent classes of T units designated as T1 and T2.

Series T units share in all distributions pro-rata with common, Series A and Series M units, if any are outstanding. Series T1 units are also entitled to a catch-up distribution if any other class of equity including Series C receives an operating distribution or preferred return and when an Advisory fee is paid to Storage UPREIT Advisors (discussed in Note 11). Series T2 units are entitled to the same catch-up distribution except those distributions made to Series C holders.

After thirty months from October 2, 2014, if one or more original Series T unit holders proposes to sell any units, the other holders of Series T have Tag Along rights as defined in the Limited Partnership Agreement and may make an offer to be included in the proposed sale. If TPG seeks to pursue a direct or indirect Qualified Liquidity Event after the same thirty-month period, all other holders must participate in a Drag-Along Sale as defined in the Limited Partnership Agreement.

LifeStorage, LP

Notes to Consolidated Financial Statements

Holders of Series T units are entitled to one vote per Series T unit.

Series M Units

During 2014, the Limited Partnership Agreement was amended and restated to include a new management incentive plan (the “Plan”) that takes the place of the existing 7.5% pool of capital appreciation units. The Plan provides for the issuance of Series M profits interests (“M units”) with a distribution threshold set at the then fair market value of a Series T unit. The Plan will dilute all holders of partnership interests of the Company proportionally in accordance with their respective rights to Company distributions.

M units are issued equal to the liquidation value at the discretion of the General Partner. Vesting is based 50% on time and 50% on performance. The performance vesting is based on TPG earning a certain return on its capital contribution and earning certain IRR percentages. There are no voting rights and M units convert to common units upon a liquidity event.

The total number of M units authorized is 6,618,710 and no M units were issued or outstanding in 2014. In 2015, 4,083,455 units were awarded to certain key employees and executives. The M units awarded were valued on the date of grant and the value is expensed as the awards vest. The grant date fair value of the Series M units is $5,934,510 and the weighted average fair value at date of grant is $1.45. The strike price is zero. During 2015, the Company recognized $735,619 in compensation expense related to awards that had vested during 2015 which is recorded in general and administrative expenses on the consolidated statements of operations. Total vested Series M units during 2015 were 325,612 units and 3,757,844 units were unvested as of December 31, 2015.

Special Units

The General Partner is authorized to issue additional special units to persons providing services to or for the benefit of the Company for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner. Recipients of special units will be admitted as Limited Partners.

As of December 31, 2015 and 2014, there are 1,500,000 special units outstanding. The General Partner may issue 300,000 additional special units, representing 20% of the special units outstanding as of December 31, 2015; however, there are no plans to issue any additional special units. No special units were issued in 2015 or 2014.

After return of capital and preferred return to the holders of the Series A Convertible Preferred units and the common units as described above, the holders of the special units will share in 15% of operating distributions. After return of capital and preferred return arising from capital and liquidation events paid to the holders of the common units and the Series A Convertible Preferred units, the holders of the special units will share in 15% of such distributions, as described above.

LifeStorage, LP

Notes to Consolidated Financial Statements

Holders of special units will not be entitled to approve, vote on or consent to any matter. The special units are classified as part of Partners’ Equity given that the special units are a legal form of capital in the Company, are transferrable, are not required to be given up upon termination of employment or service relationship and there are no defined settlement or repurchase features of the securities. The Company’s management has evaluated the value of the special units and has determined the value of the special units at the time of issuance to be insignificant to the Company’s consolidated financial statements.

Common Warrants

The Company has issued common warrants to one employee and various individuals (some of whom are board members) primarily for their assistance in the establishment of the Company and its initial fundraising efforts. Fair value was computed at the time of grant using Black-Scholes. The warrants are convertible into shares of the Company’s common units, are fully vested at time of grant, can be exercised at any time and expire on various dates ranging from March 2015 to December 2015.

As of December 31, 2015 all issued common warrants have been either exercised or forfeited. Given that the warrants are exercisable into common units and there are no anti-dilution provisions, the Company has classified the warrants as equity. A summary of the Company’s warrant activity is as follows:

	Number of Warrants	Weighted-Average Exercise Price per Warrant

Outstanding at December 31, 2013	1,395,475	$2.81
Granted	—	—
Exercised	(660,000)	2.14
Converted to T2 warrants	(40,955)	3.75
Canceled/forfeited	—	—

Outstanding at December 31, 2014	694,520	3.39
Granted	—	—
Exercised	(687,020)	3.39
Canceled/forfeited	(7,500)	3.75

Outstanding at December 31, 2015	—	$—

Series T1 Warrants

Series T1 warrants originated as T3 warrants and were issued in connection with a commitment by a single investor in the T3 units (now T1 units) and were valued at issuance. See Note 5 for disclosure on the valuation of the T3 warrants and the impact to the consolidated balance sheet and consolidated statements of operations at time of grant, as of December 31, 2014 and at conversion of the T3 warrants into T1 warrants.

T1 warrants are exercisable into the Company’s T1 units, are fully vested at time of grant and can be exercised at any time as long as T units are still outstanding. There are no anti-dilutive provisions included in the warrant agreements and the Company has classified T1 warrants as equity.

LifeStorage, LP

Notes to Consolidated Financial Statements

A summary of the Company’s T1 warrant activity is as follows:

	Number of Warrants	Weighted-Average Exercise Price per Warrant

Outstanding at December 31, 2014	—	$—
Converted from T3 warrants	13,750,000	4.00
Exercises	(7,500,000)	4.00
Canceled/forfeited	—	—

Outstanding at December 31, 2015	6,250,000	$4.00

Prior to the conversion of T3 warrants to T1 warrants, the holder in February 2015 had exercised 3,750,000 T3 warrants into T3 units at $4.00 per unit. As of December 31, 2015, the intrinsic value is $6,951,000.

Series T2 Warrants

Common warrants previously held by LSCD outstanding at October 2, 2014 were replaced with T2 warrants pursuant to the conditions of the cancellation of the option to acquire additional properties agreement as disclosed in Note 15. These warrants were exercised on December 18, 2015

In 2014, T2 warrants were also issued to LSCD pursuant to the conditions of the cancellation of the option to acquire additional properties agreement (Note 15). These warrants have escalating strike price starting at $4.00 if exercised before October 2, 2016 and increasing 7% per annum thereafter after until expiration on October 2, 2019 or a liquidity event.

T2 warrants are exercisable into the Company’s T units, are fully vested at time of grant and can be exercised at any time. There are no anti-dilutive provisions included in the warrant agreements and the Company has classified T2 warrants as equity. The fair value of all T2 warrants was computed at time of grant in 2014 using Black-Scholes with the following assumptions:

Volatility	25%
Dividend rate	—%
Expected term	1.25 to 2.25 years
Risk-free interest rate	0.21%- 0.65%

The total fair value of new T2 warrants granted in 2014 was $4,140,000 and was recorded to loss on termination of LSCD option agreement on the consolidated statements of operations.

LifeStorage, LP

Notes to Consolidated Financial Statements

A summary of the Company’s T2 warrant activity is as follows:

	Number of Warrants	Weighted-Average Exercise Price per Warrant

Outstanding at December 31, 2013	—	$—
Granted - T2 warrants	7,000,000	4.00
Exercised	—	—
Converted from common warrants	40,955	3.75
Canceled/forfeited	—	—

Outstanding at December 31, 2014	7,040,955	4.00
Granted - T2 warrants	—	—
Exercised	(40,955)	3.75
Canceled/forfeited	—	—

Outstanding at December 31, 2015	7,000,000	$4.00

20.	Subsequent Events

Property Acquisitions

Storage property acquisitions closing subsequent to December 31, 2015 are summarized in the table below:

Property Name	Location of Property	Rentable Square Footage (Unaudited)	Acquisition Date	Acquisition Price
Dakota Ridge	Boulder, CO	47,386	1/28/2016	$8,101,254
Valmont	Boulder, CO	102,350	1/28/2016	19,658,778
Boulder Valley	Boulder, CO	78,874	1/28/2016	11,997,049
Gunbarrel	Boulder, CO	95,993	1/28/2016	15,822,919
San Marcos	San Marcos, TX	59,075	3/23/2016	9,500,000
Mesquite	Mesquite, TX	70,355	4/14/2016	5,500,000
Downtown Dallas	Dallas, TX	57,469	5/5/2016	9,900,000
Farm Road	Las Vegas, NV	68,040	5/11/2016	9,900,000

Total		579,542		$90,380,000

The acquisition price was paid via a combination of cash and proceeds from the Citibank acquisition credit facility.

LifeStorage, LP

Notes to Consolidated Financial Statements

The Company has entered into agreements to acquire four additional properties summarized below:

Alcove Portfolio - Two properties (South Lamar and 50th Street) totaling approximately 131,700 square feet are under construction in Austin, Texas and will be acquired for $25,200,000. The Company has paid an earnest money deposit of $733,333. One property is expected to close in September 2016 and another in early 2017. In all cases, the acquisition of each property will occur no later than 30 days from receipt of the certificate of occupancy.

Hixon Developments - Located within Austin, Texas, this property is to be developed for consideration of $19,600,000. The Company has paid an earnest money deposit of $750,000. The anticipated close date is the first quarter of 2017.

Financing Commitments - Acquisition Facility

Draws on the $100 million acquisition facility subsequent to December 31, 2015 added $29,797,000 to the facility for the acquisitions of four properties and an additional $11,157,000 for the refinancing of an additional property. As of the issuance date of these consolidated financial statements, the outstanding balance on the acquisition facility is $91,929,000 and the amount available under the acquisition facility is $8,081,000.

Debt Transactions

In February 2016, the Company entered into an unsecured $75 million term loan agreement with Keybank. The terms of the loan are summarized as follow:

Term:	36 months to February 29, 2019 with two 12 month options to extend
Rate:	Variable based on LIBOR plus a spread of 3.5% to 4.0% depending on leverage
Extension Fee:	0.175% of the outstanding term loan
Unused Fee:	0.35% of average unused commitment, paid in quarterly installments
Commitment Fee:	0.50% of the outstanding term loan

The Company was funded $50 million at closing and may request an additional $25 million during the term as long as the Company maintains compliance with certain covenants. The right to make the additional $25 million draw expires at the end of August 2016. As of the issuance date of these consolidated financial statements, the balance outstanding remains at $50 million. Subject to additional underwriting, there is also $25 million available in addition to the $75 million commitment for total funding not to exceed $100 million under this agreement.

The unsecured promissory note of $3,000,000, dated July 2014, was paid off in March 2016.

Investor Commitments and Funding

In January 2016, TPG exercised 6,250,000 of its 6,250,000 outstanding T1 units for $25 million. In April 2016, an officer of the Company, purchased 62,500 T1 units at $4.00 per unit for $250,000.

LifeStorage, LP

Notes to Consolidated Financial Statements

Leases

The Company leases two offices in Roseville and Lafayette, California, under operating leases. Subsequent to year-end, in January 2016, an additional lease was entered into to expand the Roseville space by approximately 2,101 rentable square feet. The lease commences April 1, 2016 and ends July 31, 2018. The future minimum lease obligations for the expanded space is included in Note 12.

The Company has evaluated subsequent events through May 16, 2016, the date the restated financial statements were available to be issued.